Exhibit 10.11

Manufacturing Services Agreement

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE EVOKE PHARMA, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO EVOKE PHARMA, INC. IF PUBLICLY DISCLOSED.

Manufacturing Services Agreement

7 November 2017

Manufacturing Services Agreement

Table of Contents

ARTICLE 1		1
Structure of Agreement and Interpretation		1
1.1	Definitions.	1
1.2	Currency.	6
1.3	Sections and Headings.	6
1.4	Singular Terms.	6
1.5	Schedules.	7
ARTICLE 2		7
PATHEON'S MANUFACTURING services		7
2.1	Manufacturing Services.	7
2.2	Active Material Yield.	10
ARTICLE 3		12
CLIENT'S OBLIGATIONS		12
3.1	Payment.	12
3.2	Active Materials and Qualification of Additional Sources of Supply.	12
ARTICLE 4		13
CONVERSION fees AND COMPONENT COSTS		13
4.1	First Year Pricing.	13
4.2	Price Adjustments – Subsequent Years’ Pricing.	13
4.3	Price Adjustments – Current Year Pricing.	15
4.4	Adjustments Due to Technical Changes or Regulatory Authority Requirements.	16
4.5	Multi-Country Packaging Requirements.	16
ARTICLE 5		16
ORDERS, SHIPMENT, INVOICING, PAYMENT		16
5.1	Orders and Forecasts.	16
5.2	Zero Volume Forecast.	17
5.3	Reliance by Patheon.	17
5.4	Minimum Orders.	18
5.5	Delivery and Shipping.	18
5.6	Invoices and Payment.	19
ARTICLE 6		19
PRODUCT CLAIMS AND RECALLS		19
6.1	Product Claims.	19
6.2	Product Recalls and Returns.	20
6.3	Patheon’s Responsibility for Defective and Recalled Products.	21
6.4	Disposition of Defective or Recalled Products.	21
6.5	Healthcare Provider or Patient Questions and Complaints.	22
6.6	Sole Remedy.	22

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Manufacturing Services Agreement

ARTICLE 7		22
CO-OPERATION		22
7.1	Quarterly Review.	22
7.2	Governmental Agencies.	22
7.3	Records and Accounting by Patheon.	23
7.4	Inspection.	23
7.5	Access.	23
7.6	Regulatory Inspections.	23
7.7	Reports.	24
7.8	Regulatory Filings.	24
ARTICLE 8		25
TERM AND TERMINATION		25
8.1	Initial Term.	25
8.2	Termination for Cause.	26
8.3	Obligations on Termination.	26
8.4	Technology Transfer.	27
ARTICLE 9		27
REPRESENTATIONS, WARRANTIES AND COVENANTS		27
9.1	Authority.	27
9.2	Client Warranties.	28
9.3	Patheon Warranties.	29
9.4	Permits.	30
9.5	No Warranty.	30
ARTICLE 10		30
REMEDIES AND INDEMNITIES		30
10.1	Consequential and Other Damages.	30
10.2	Limitation of Liability.	30
10.3	Patheon Indemnity.	31
10.4	Client Indemnity.	31
10.5	Indemnification Procedure	31
10.6	Reasonable Allocation of Risk.	32
ARTICLE 11		32
CONFIDENTIALITY		32
11.1	Confidential Information.	32
11.2	Use of Confidential Information.	32
11.3	Exclusions.	33
11.4	Photographs and Recordings.	33
11.5	Permitted Disclosure.	33
11.6	Marking.	33
11.7	Return of Confidential Information.	34
11.8	Remedies.	34
ARTICLE 12		34

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Manufacturing Services Agreement

DISPUTE RESOLUTION		34
12.1	Commercial Disputes.	34
12.2	Technical Dispute Resolution.	34
ARTICLE 13		35
MISCELLANEOUS		35
13.1	Inventions.	35
13.2	Intellectual Property.	35
13.3	Insurance.	36
13.4	Independent Contractors.	36
13.5	No Waiver.	36
13.6	Assignment.	36
13.7	Force Majeure.	37
13.8	Additional Product.	37
13.9	Notices.	37
13.10	Severability.	38
13.11	Entire Agreement.	38
13.12	Other Terms.	38
13.13	No Third Party Benefit or Right.	39
13.14	Execution in Counterparts.	39
13.15	Use of Client Name.	39
13.16	Taxes.	39
13.17	Governing Law.	40

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Manufacturing Services Agreement

MANUFACTURING SERVICES AGREEMENT

THIS MANUFACTURING SERVICES AGREEMENT (the "Agreement") is made as of October 31, 2017 (the “Effective Date”)

B E T W E E N:

PATHEON UK LIMITED of Kingfisher Drive, Covingham, Swindon Wiltshire, SN23 5BZ, UK

a corporation existing under the laws of England

("Patheon"),

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EVOKE PHARMA, INC. of 420 Stevens Ave, Suite 370, Solana Beach, California 92075, USA
a corporation existing under the laws of California

("Client").

THIS AGREEMENT WITNESSES THAT in consideration of the rights conferred and the obligations assumed herein, and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged by each party), and intending to be legally bound the parties agree as follows:

ARTICLE 1

Structure of Agreement and Interpretation

1.1 Definitions.

The following terms will, unless the context otherwise requires, have the respective meanings set out below and grammatical variations of these terms will have corresponding meanings:

"Active Materials", “Active Pharmaceutical Ingredients” or “API” means the materials listed in Schedule D;

"Active Materials Credit Value" means the value of the Active Materials for certain purposes of this Agreement, as set forth in Schedule D;

“Actual Annual Yield” or “AAY” has the meaning specified in Section 2.2(a);

“Actual Yearly Volume” or “AYV” has the meaning specified in Section 4.2.1;

"Affiliate" means:

(a) a business entity which owns, directly or indirectly, a controlling interest in a party to this Agreement, by stock ownership or otherwise; or

Manufacturing Services Agreement

(b) a business entity which is controlled by a party to this Agreement, either directly or indirectly, by stock ownership or otherwise; or

(c) a business entity, the controlling interest of which is directly or indirectly common to the majority ownership of a party to this Agreement;

For this definition, "control" means the ownership of shares carrying at least a majority of the votes for the election of the directors of a corporation;

“Annual Product Review Report” means the annual product review report prepared by Patheon or an Affiliate of Patheon as described in Title 21 of the United States Code of Federal Regulations, Section 211.180(e);

"Annual Report" means the annual report to the FDA prepared by Client regarding the Product as described in Title 21 of the United States Code of Federal Regulations, Section 314.81(b)(2);

"Annual Volume" means the minimum volume of Product to be manufactured in any Year of this Agreement as set forth in Schedule B;

"Applicable Laws" means (i) for Patheon, the Laws of the jurisdiction where the Manufacturing Site is located; and (ii) for Client and the Products, the Laws of all jurisdictions where the Products are manufactured, distributed, and marketed as these are agreed and understood by the parties in this Agreement;

"Authority" means any governmental or regulatory authority, department, body or agency or any court, tribunal, bureau, commission or other similar body, whether federal, state, provincial, county or municipal;

“Bill Back Items” means the expenses for all third party supplier fees for the purchase or use of columns, standards, tooling, non-standard pallets, PAPR or PPE suits (where applicable) and other project-specific items necessary for Patheon to perform the Manufacturing Services, and which are not included as Components;

"Business Day" means a day other than a Saturday, Sunday or a day that is a statutory holiday in the United Kingdom or the jurisdiction where the Manufacturing Site is located, namely France, and the USA;

“Capital Equipment Agreement” means a separate agreement that the parties may enter into that will address responsibility for the purchase of capital equipment and facility modifications that may be required to perform the Manufacturing Services;

"cGMPs" means, as applicable, current good manufacturing practices as described in:

(a) Parts 210 and 211 of Title 21 of the United States' Code of Federal Regulations;

(b) EC Directive 2003/94/EC; and

(c) Division 2 of Part C of the Food and Drug Regulations (Canada);

together with the latest Health Canada, FDA and EMA guidance documents pertaining to manufacturing and quality control practice, all as updated, amended and revised from time to time;

Manufacturing Services Agreement

“Client Intellectual Property” means Intellectual Property generated or derived by Client before entering into this Agreement, or by Patheon while performing any Manufacturing Services or otherwise generated or derived by Patheon in its business which Intellectual Property is specific to the development, manufacture, use, and/or sale of Client’s Product or Active Materials that are the subject of the Manufacturing Services (including, but not limited to, any new use, new formulation or any change in the method of producing, testing or storing Product in each case that are specific to the Product), including but not limited to (i) any regulatory filings made by Client, formulations, chemical compositions, or Specifications of the Product, and (ii) any and all Confidential Information of Client, including any chemical structures, composition of matter rights, process technology and other Inventions owned or controlled by Client at the Effective Date;

“Client Property” has the meaning specified in Section 8.3(v);

“Client-Supplied Components” means those Components to be supplied by Client or that have been supplied by Client;

“CMC” has the meaning specified in Section 7.8(c);

“Commencement Date” means the date on which any Regulatory Authority first approves Client’s Product for commercial manufacture as notified by Client to Patheon;

"Components" means, collectively, all packaging components, raw materials, ingredients, excipients, containers, and other materials (including labels, product inserts and other labelling for the Products) required to manufacture the Products in accordance with the Specifications, other than the Active Materials;

“Confidential Information” has the meaning specified in Section 11.1;

“Conversion Fee” means the Price for performing the Manufacturing Services excluding the cost of Components;

“C-TPAT” has the meaning specified in Section 2.1(f);

“Deficiencies” have the meaning specified in Section 7.8(d);

"Deficiency Notice" has the meaning specified in Section 6.1(a);

“Delivery Date” means the date scheduled for shipment of Product under a Firm Order as set forth in Section 5.1(d);

“Disclosing Party” has the meaning specified in Section 11.1;

"EMA" means the European Medicines Agency;

"FDA" means the United States Food and Drug Administration;

"Firm Orders" have the meaning specified in Section 5.1(c);

“Force Majeure Event” has the meaning specified in Section 13.7;

"GST" has the meaning specified in Section 13.16(a)(iii);

Manufacturing Services Agreement

"Health Canada" means the section of the Canadian Government known as Health Canada and includes, among other departments, the Therapeutic Products Directorate and the Health Products and Food Branch Inspectorate;

“Importer of Record” has the meaning specified in Section 3.2(a);

“Initial Term” has the meaning specified in Section 8.1;

"Intellectual Property" includes, without limitation, rights in patents, patent applications, formulae, trademarks, trademark applications, trade-names, Inventions, copyrights, industrial designs, trade secrets, and know how;

"Invention" means information about any innovation, improvement, development, discovery, computer program, device, trade secret, method, know-how, process, technique or the like, whether or not written or otherwise fixed in any form or medium, regardless of the media on which it is contained and whether or not patentable or copyrightable;

"Inventory" means all inventories of Components and work-in-process produced or held by Patheon for the manufacture of the Products but, for greater certainty, does not include the Active Materials;

"Laws" means all laws, statutes, ordinances, regulations, rules, by-laws, judgments, decrees or orders of any Authority;

“Long Term Forecast” has the meaning specified in Section 5.1(a);

"Manufacturing Services" means the manufacturing, quality control, quality assurance, stability testing, packaging, and related services, as set forth in this Agreement, required to manufacture Product or Products using the Active Materials, Components, and Bill Back Items;

"Manufacturing Site" means the applicable facility where the Manufacturing Services are performed that is owned and operated by Patheon France S.A.S that is located at located at 40, boulevard de Champaret - BP 448 38317 Bourgoin-Jallieu Cedex (France);

“Materials” means all Components and Bill Back Items required to manufacture the Products in accordance with the Specifications, other than the Active Materials;

"Maximum Credit Value" means the maximum value of Active Materials that may be credited by Patheon under this Agreement, as set forth on Schedule D;

"Minimum Order Quantity" means the minimum number of batches of the Product to be produced during the same cycle of manufacturing as set forth on Schedule B;

“Obsolete Stock” has the meaning specified in Section 5.2(b);

“Patheon Competitor” means a business that derives greater than [***] of its revenues from performing contract pharmaceutical development or commercial manufacturing services for third parties;

“Patheon Intellectual Property” means Intellectual Property generated or derived by Patheon before performing any Manufacturing Services, or Intellectual Property that is otherwise generated

Manufacturing Services Agreement

or derived by Patheon in its business which Intellectual Property is not specific to, or dependent upon, Client’s Active Material or Product including, without limitation, Inventions and Intellectual Property which may apply to manufacturing processes or the formulation or development of drug products, drug product dosage forms or drug delivery systems unrelated to the specific requirements of the Product(s); provided that Patheon Intellectual Property shall not include Product Inventions;

“Price” means the price measured in EUROS to be charged by Patheon for performing the Manufacturing Services, and includes the cost of Components (other than Client-Supplied Components), certain cost items as set forth on Schedule B, and annual stability testing costs as set forth on Schedule C (as defined in Section 13.1);

"Product(s)" means the product(s) listed on Schedule A;

“Product Claims” have the meaning specified in Section 6.3(c);

"Quality Agreement" means the separate and binding agreement between Client and Patheon France S.A.S setting out the quality assurance standards for the Manufacturing Services to be performed by Patheon for Client for this Agreement;

“Recall” has the meaning specified in Section 6.2(a);

“Recipient” has the meaning specified in Section 11.1;

"Regulatory Authority" means the FDA, EMA, and Health Canada and any other foreign regulatory agencies competent to grant marketing approvals for pharmaceutical products including the Products in the Territory;

“Regulatory Approval” has the meaning specified in Section 7.8(a);

“Representatives” means a party’s directors, officers, employees, advisers, agents, consultants, subcontractors, service partners, professional advisors, or representatives;

“Resident Jurisdiction" has the meaning specified in Section 13.16(a)(i);

“Shortfall” has the meaning specified in Section 2.2(b);

"Specifications" means the file for the Product, which is given by Client to Patheon in accordance with the procedures listed on Schedule A and which contains documents relating to the Product, including, without limitation:

(a) specifications for Active Materials and Components;

(b) manufacturing specifications, directions, and processes;

(c) storage requirements;

(d) all environmental, health and safety information for the Product including material safety data sheets; and

Manufacturing Services Agreement

(e) the finished Product specifications, packaging specifications and shipping requirements for the Product;

all as updated, amended and revised from time to time by Client in accordance with the terms of this Agreement;

“Surplus” has the meaning specified in Section 2.2(c);

“Target Yield” has the meaning specified in Section 2.2(a);

“Target Yield Determination Batches” has the meaning specified in Section 2.2(a);

"Tax" or "Taxes" have the meaning specified in Section 13.16(a);

"Technical Dispute" has the meaning specified in Section 12.2;

"Territory" means world-wide;

"Third Party Rights" means the Intellectual Property of any third party;

"VAT" has the meaning specified in Section 13.16(d);

"Year" means in the first year of this Agreement, the period from the Effective Date up to and including December 31 of the same calendar year, and thereafter will mean a calendar year.

“Yearly Forecast Volume” or “YFV” has the meaning specified in Section 4.2.1; and

“Zero Forecast Period” has the meaning specified in Section 5.1(f).

1.2 Currency.

Unless otherwise agreed in writing, all monetary amounts expressed in this Agreement are in EUROS.

1.3 Sections and Headings.

The division of this Agreement into Articles, Sections, Subsections, and Schedules and the insertion of headings are for convenience of reference only and will not affect the interpretation of this Agreement. Unless otherwise indicated, any reference in this Agreement to a Section or Schedule refers to the specified Section, or Schedule to this Agreement. In this Agreement, the terms "this Agreement", "hereof", "herein", "hereunder" and similar expressions refer to this Agreement as a whole and not to any particular part, Section, or Schedule of this Agreement.

1.4 Singular Terms.

Except as otherwise expressly stated or unless the context otherwise requires, all references to the singular will include the plural and vice versa.

Manufacturing Services Agreement

1.5 Schedules.

The following Schedules are attached to, incorporated in, and form part of this Agreement:

Schedule A - Product List and Specifications

Schedule B - Minimum Order Quantity, Annual Volume, and Price

Schedule C - Annual Stability Testing [and Validation Activities (if applicable)]

Schedule D - Active Materials, Active Materials Credit Value, and Maximum Credit Value

Schedule E - Technical Dispute Resolution

Schedule F - Quarterly Active Materials Inventory Report

Schedule G - Report of Annual Active Materials Inventory Reconciliation and Calculation of Actual Annual Yield

ARTICLE 2

PATHEON'S MANUFACTURING services

2.1 Manufacturing Services.

2.1.1 Appointment. Subject to the terms of this Agreement, Client hereby appoints Patheon to perform the Manufacturing Services for the “Territory” and to supply “Product” to Client for its commercial purposes, and Patheon hereby agrees to perform the Manufacturing Services and supply the Product to Client for its commercial purposes in accordance with the Specifications, cGMPs and all Applicable Laws for the Product Price set forth in Schedule B. Except as otherwise set forth in this Section 2.1, Client will have the right to purchase Product from Patheon during the term of this Agreement by placing Firm Orders for its Product requirements in accordance with Section 5.1. Notwithstanding the foregoing, during the Initial Term, Client agrees to purchase from Patheon [***] of its Product requirements based on total number of bottles ordered (the “Exclusivity Obligation”). Any Product produced with respect to qualifying such alternative Product manufacturers shall not count towards Client’s Exclusivity Obligation hereunder. Patheon will be obligated to manufacture and supply all such Product ordered pursuant to Section 5. But the Exclusivity Obligation will cease to be binding on Client and will be permanently converted into a non-exclusive right to purchase Product from Patheon for the remaining portion of the Initial Term (i) in the event of a material breach by Patheon of any of the terms of this Agreement, which breach is not cured within the period set forth in Section 8.2(a), or (ii) under the circumstances set forth in Section 2.2(f). In the event that Client’s requirements for Product exceed those identified in Schedule B and such required increase in production by Patheon needs additional capital investment, then the parties shall discuss in good faith the allocation of cost and timelines associated therewith. In the absence of any good faith agreement, Client shall be entitled to obtain the additional product above Patheon’s existing capacity from a third party without any obligation to Patheon. In the event that Patheon enters into any other agreements, including licensing or manufacturing agreements, with any third parties in relation to the manufacture of any product(s) for intranasal administration of metoclopramide, Client’s Exclusivity Obligation under this Section 2.1.1 shall immediately terminate.

Client will be entitled to take such steps as are necessary to qualify one or more alternative Product manufacturers at any time during the term of this Agreement. Patheon agrees to cooperate with Client and provide all assistance, at Client’s expense, as may reasonably be requested by Client to qualify

Manufacturing Services Agreement

an alternate manufacturer. Patheon will not have to give an alternative manufacturer access to the Manufacturing Site.

2.1.2 Performance of Manufacturing Services. In performing the Manufacturing Services, Patheon and Client agree that:

(a) Conversion of Active Materials and Components. Patheon will convert Active Materials and Components into Products.

(b) Quality Control and Quality Assurance. Patheon will perform the quality control and quality assurance testing specified in the Quality Agreement. Batch review and release to Client will be the responsibility of Patheon’s quality assurance group. Patheon will perform its batch review and release responsibilities in accordance with Patheon’s standard operating procedures. Each time Patheon ships Products to Client, it will give Client a certificate of analysis and certificate of compliance including a statement that the batch has been manufactured and tested in accordance with Specifications and cGMPs. Client will have sole responsibility for the release of Products to the market. The form and style of batch documents, including, but not limited to, batch production records, lot packaging records, equipment set up control, operating parameters, and data printouts, raw material data, and laboratory notebooks are the exclusive property of Patheon. Specific Product related information contained in those batch documents is Client property.

(c) Components. Patheon will purchase all Components (with the exception of Client-Supplied Components) and test all Components (including Client-Supplied Components if required by the specifications) at Patheon's expense as required by the Specifications.

(d) Stability Testing. Patheon will conduct stability testing on the Products in accordance with the protocols set out in the Specifications for the separate fees and during the time periods set out in Schedule C. Patheon will not make any changes to these testing protocols without prior written approval from Client. If a confirmed stability test failure occurs, Patheon will notify Client within [***], after which Patheon and Client will jointly determine the proceedings and methods to be undertaken to investigate the cause of the failure, including which party will bear the cost of the investigation. Patheon will not be liable for these costs unless it has failed to perform the Manufacturing Services in accordance with the Specifications and cGMPs. Patheon will give Client all stability test data and results at Client’s request.

(e) Packaging and Artwork. Patheon will package the Products in accordance with the Specifications. Client will be responsible for the cost of artwork development. Patheon with consent of Client, will determine and imprint the batch numbers and expiration dates for each Product shipped. The batch numbers, the serialization numbers and expiration dates will be affixed on the Products and on the shipping carton of each Product as outlined in the Specifications and as required by cGMPs. Client may, in its sole discretion, make changes to labels, product inserts, and other packaging for the Products. Those changes will be submitted by Client to all applicable Regulatory Authorities and other third parties responsible for the approval of the Products. Client will be responsible for the cost of labelling obsolescence when changes occur, as contemplated in Section 4.4. Patheon's name will not appear on the label or anywhere else on the Products unless: (i) required by any Laws; or (ii) Patheon consents in writing to the use of its name. At least [***] prior to the Delivery Date of Product for which new or modified artwork is required,

Manufacturing Services Agreement

Client will provide at no cost to Patheon, final camera ready artwork for all packaging Components to be used in the manufacture of the Product that meet the Specifications. For the avoidance of doubt, the parties acknowledge and agree that Client will be responsible for complying with any and all regulatory requirements for the labeling of the Product.

(f) Active Materials and Client-Supplied Components. As soon as possible and at least [***] before the scheduled production date, Client will deliver the Active Materials and any Client-Supplied Components to the Manufacturing Site DDP (Incoterms 2010), at no cost to Patheon, with any VAT paid by Client, in sufficient quantity to enable Patheon to manufacture the desired quantities of Product and to ship Product on the Delivery Date. If the Active Materials and/or Client-Supplied Components are not received [***] before the scheduled production date, Patheon may delay the shipment of Product by the same number of days as the delay in receipt of the Active Materials and/or Client-Supplied Components. But if Patheon is unable to manufacture Product to meet this new shipment date due to prior third party production commitments, Patheon may delay the shipment until a later date as agreed to by the parties. All shipments of Active Material will be accompanied by certificate(s) of analysis from the Active Material manufacturer and the Client, confirming the identity and purity of the Active Materials and its compliance with the Active Material specifications. For Active Materials or Client-Supplied Components which may be subject to import or export, Client agrees that its vendors and carriers will comply with applicable requirements of the U.S. Customs and Border Protection Service and the Customs Trade Partnership Against Terrorism (“C-TPAT”).

(g) Bill Back Items. Bill Back Items will be charged to Client, with prior written approval, at Patheon’s cost plus an [***] handling fee, with a maximum handling fee of [***] per item acquired. Patheon will use commercially reasonable efforts to obtain the best available pricing for all Bill Back Items, and will provide Client with an estimate for the actual costs of Bill Back.

(h) Validation Activities (if applicable). At the Client’s request, Patheon will (i) assist in the development and approval of the validation protocols for analytical methods and manufacturing procedures (including packaging procedures) for the Products and (ii) validate all applicable processes, methods, equipment, utilities, facilities and computers used in the manufacture, packaging, storage, testing and release of Products in conformance with all Applicable Laws, including, but not limited to, cGMPs. Upon request, Patheon will provide to Client a copy of the results of Product specific validation when such results are available. The fees for this service are not included in the Price and will be mutually agreed from time to time.

(i) Product Rejection for Finished Product Specification Failure. If a batch or a portion of a batch is rejected (outside of typical batch yield variations) and the deviation does not determine that Patheon has failed to provide the Manufacturing Services in accordance with the Specifications, cGMPs, or Applicable Laws (“Rejected Properly Manufactured Product”), Client will pay Patheon the applicable fee per unit for the Rejected Properly Manufactured Product. For greater certainty, Client will pay Patheon the applicable fee per unit for the Rejected Properly Manufactured Product under the circumstances described in Section 6.3(c). The API in the Rejected Properly Manufactured Product will be included in the “Quantity Converted” for purposes of calculating the “Actual Annual Yield” under Section 2.2(a).

Manufacturing Services Agreement

(j) Storage. Until finished Products have been issued a Certificate of Analysis and Compliance or unless otherwise directly requested by Client, Patheon shall store all such Products in preparation for shipment to Client’s destination of choice identifiably distinct from any other raw material and finished or filled product stocks and shall comply with all storage requirements set forth in the Specifications and all Applicable Laws, including, but not limited to, cGMPs. Patheon shall assume responsibility for any loss or damage to such finished Product while stored by Patheon.

(k) Additional Services. If Client requests services other than those expressly set forth herein (such as qualification of a new packaging configuration or shipping studies, or validation of alternative batch sizes), Patheon will provide a good faith and reasonable written quote of the fee for the additional services and Client will advise Patheon whether it wishes to have the additional services performed by Patheon. The scope of work and fees will be set forth in a separate agreement signed by the parties. The terms and conditions of this Agreement will apply to these services.

2.2 Active Material Yield.

(a) Reporting. Patheon will give Client a quarterly inventory report of the Active Materials held by Patheon using the inventory report form set out in Schedule F, which will contain the following information for the quarter:

Quantity Received: The total quantity of Active Materials that complies with the Specifications and is received at the Manufacturing Site during the applicable period.

Quantity Dispensed: The total quantity of Active Materials dispensed at the Manufacturing Site during the applicable period. The Quantity Dispensed is calculated by adding the Quantity Received to the inventory of Active Materials that complies with the Specifications held at the beginning of the applicable period, less the inventory of Active Materials that complies with the Specifications held at the end of the period. The Quantity Dispensed will only include Active Materials received and dispensed in commercial manufacturing of Products and, for certainty, will not include any (i) Active Materials that must be retained by Patheon as samples, (ii) Active Materials contained in Product that must be retained as samples, (iii) Active Materials used in testing (if applicable), and (iv) Active Materials received or dispensed in technical transfer activities or development activities during the applicable period, including without limitation, any regulatory, stability, validation or test batches manufactured during the applicable period.

(b) Quantity Converted: The total amount of Active Materials contained in the Products manufactured with the Quantity Dispensed (including any additional Products produced in accordance with Section 6.3(a) or 6.3(b)), delivered by Patheon, and not rejected, recalled or returned in accordance with Section 6.1 or 6.2 because of Patheon’s failure to perform the Manufacturing Services in accordance with Specifications, cGMPs, and Applicable Laws.

(c) Within [***] after the end of each Year, Patheon will prepare an annual reconciliation of Active Materials on the reconciliation report form set forth in Schedule G including the calculation of the "Actual Annual Yield" or "AAY" for the Product at the Manufacturing

Manufacturing Services Agreement

Site during the Year. AAY is the percentage of the Quantity Dispensed that was converted to Products and is calculated as follows:

Quantity Converted during the Year x [***]

Quantity Dispensed during the Year

After Patheon has produced a minimum of 25 successful commercial production batches of Product (for clarity, including batches for marketing product, prescription product or a combination thereof) and has produced commercial production batches for at least [***] at the Manufacturing Site (collectively, the "Target Yield Determination Batches"), the parties will agree on the target yield for the Product at the Manufacturing Site (each, a "Target Yield"). The Target Yield will be revised annually to reflect the actual manufacturing experience as agreed to by the parties.

(b) Shortfall Credit Calculation. Patheon will use commercially reasonable efforts to maintain AAY levels for the Product above the applicable Target Yield. If the Actual Annual Yield falls more than [***] for less than [***] batch [***] for [***] batches, or [***] for greater than [***] batches below the respective Target Yield in a Year, then the shortfall for the Year (the "Shortfall") will be calculated as follows:

Shortfall = [***]

(c) Surplus Calculation. If the Actual Annual Yield is more than the respective Target Yield in a Year, then the surplus for that Year (the "Surplus") will be determined based on the following calculation:

Surplus = [***]

(c) Credit for Shortfall. If there is a Shortfall for the Product in a Year, then Patheon will credit Client’s account for the amount of the Shortfall not later than [***] after the end of the Year. If there is a Surplus for a Product in a Year, then Patheon will be entitled to apply the amount of the Surplus as a credit against any Shortfall for that Product which may occur in the next Year. If there is no Shortfall in the next Year the Surplus credit will expire. Each credit under this Section 2.2(c) will be summarized on the reconciliation report form set forth in Schedule G. Upon expiration or termination of this Agreement, any remaining credit owing under this Section will be paid to Client. The Annual Shortfall, if any, will be disclosed by Patheon on the reconciliation report form.

(d) Casualty Losses. Patheon shall notify Client in writing in the event that an amount of API with a value greater than or equal to [***] of API is damaged, lost or otherwise rendered unusable at any one time as soon as practicable following such incident. In addition, and notwithstanding any provision in this Section 2.2 to the contrary, [***] involving Patheon’s Manufacturing Site (a “Casualty Loss”) within [***] after Patheon receives the proceeds of insurance from its insurance provider in cleared funds and an appropriate invoice from Client. Patheon’s liability for a Casualty Loss will not exceed the lesser of [***] USD or [***]. Patheon shall only insure Active Materials up to the values recommended and provided to Patheon by Client. If any such losses are unrecoverable due to the under-estimation of such values, then Patheon shall not be liable for such unrecoverable losses. Said insurance shall be on an “all risks of physical damage” form, subject to the policy’s terms and conditions with exclusions such as: Delay, Deterioration, Inherent Vice, Nuclear Hazards, Loss of Market, Wear and Tear, Error or Deficiency in Design, Mechanical or

Manufacturing Services Agreement

Electrical Malfunction, Infidelity of the Assured or its Employees, Radioactive Contamination, Losses caused by Process, Mysterious Disappearance, Taking of Inventory, Biological, Biochemical or Electromagnetic Contamination. For purposes of calculating the AAY above, all Active Materials reimbursed to Client as a Casualty Loss shall be removed from the Quantity Received and Quantity Dispensed totals.

(e) Maximum Credit. Excluding liability for Casualty Losses, Patheon's liability for Active Material calculated in accordance with this Section 2.2 the Product in a Year will not exceed, in the aggregate, the Maximum Credit Value set forth in Schedule D.

(f) No Material Breach. It will not be a material breach of this Agreement by Patheon under Section 8.2(a) if the Actual Annual Yield is less than the Target Yield. But Client will be released from the Exclusivity Obligation set forth in Section 2.1.1 if the Actual Annual Yield falls more than [***] below the Target Yield in any Year.

ARTICLE 3

CLIENT'S OBLIGATIONS

3.1 Payment.

Upon receipt of a properly rendered invoice in accordance with Section 5.5, Client will pay Patheon for performing the Manufacturing Services according to the Prices specified in Schedules B and C. These Prices may be subject to adjustment under other parts of this Agreement. Client will also pay Patheon for any Bill Back Items.

3.2 Active Materials and Qualification of Additional Sources of Supply.

(a) Client will at its sole cost and expense deliver the Active Materials to Patheon in accordance with Section 2.1(f). If applicable, Patheon and the Client will reasonably cooperate to permit the import of the Active Materials to the Manufacturing Site. Client’s obligation will include obtaining the proper release of the Active Materials from the applicable Customs Agency and Regulatory Authority. Client or Client’s designated broker will be the “Importer of Record” for Active Materials imported to the Manufacturing Site. The Active Materials will be held by Patheon on behalf of Client as set forth in this Agreement. Title to the Active Materials will at all times remain the property of Client. Any Active Materials received by Patheon will only be used by Patheon to perform the Manufacturing Services. Client will be responsible for paying for all rejected Product that arises from defects in the Active Materials which could not be reasonably discoverable by Patheon using the test methods set forth in the Specifications. Client’s failure to supply Patheon with Active Materials in accordance with the timeframes set forth in Section 2.1(f) will not be deemed a breach of this Agreement.

(b) If Client asks Patheon to qualify an additional source for the Active Material or any Component, Patheon may agree to evaluate the Active Material or Component to be supplied by the additional source to determine if it is suitable for use in the Product. The parties will agree on the scope of work to be performed by Patheon at Client’s cost. For an Active Material, this work at a minimum will include: (i) laboratory testing to confirm the Active Material meets existing specifications; (ii) manufacture of an experimental batch of Product that will be placed on [***] accelerated stability; and (iii) manufacture of [***]

Manufacturing Services Agreement

validation batches that will be placed on concurrent stability (one batch may be the registration batch if manufactured at full scale).

(d) Patheon will promptly advise Client if it encounters supply problems, including delays and/or delivery of non-conforming Active Material or Components from a Client designated additional source; and Patheon and Client will cooperate to reduce or eliminate any supply problems from these additional sources of supply. Client will be obligated to certify all Client designated sources of supply on an annual basis at its expense and will provide Patheon with copies of these annual certifications as specified in the Quality Agreement. If Patheon agrees to certify a Client designated additional sources of supply on behalf of Client, it will do so at Client’s expense.

ARTICLE 4

CONVERSION fees AND COMPONENT COSTS

4.1 First Year Pricing.

The Price for the first Year will be listed in Schedules B and C and will be subject to the adjustments set forth in Sections 4.2 and 4.3. The Price may also be [***] by Patheon at any time upon written notice to Client if there are changes to the underlying manufacturing, packaging or testing assumptions set forth in Schedule B that result in an increase or decrease in the cost of performing the Manufacturing Services.

4.2 Price Adjustments – Subsequent Years’ Pricing.

After the first Year, Patheon may adjust the Price effective January 1st of each Year as follows:

(a) Manufacturing and Stability Testing Costs. Patheon may adjust the conversion component of the Price and the annual stability testing costs for inflation, based upon the preliminary number for any increase in the “Indices de salaires mensuels de base des salaries de l'industrie pharmaceutique”, published by Les Entreprises du médicament (LEEM) during the prior Contractual Year (For illustration: http://www.leem.org/article/les-indices-des-salaires-de-lindustrie-pharmaceutique) in August of the preceding Year compared to the final number for the same month of the Year prior to that, unless the parties otherwise agree in writing. On or about [***] of each Year, Patheon will give Client a statement setting forth the calculation for the inflation adjustment to be applied in calculating the Price for the next Year.

(b) Component Costs. If Patheon incurs an increase in Component costs during the Year (for clarity, this excludes Client-Supplied Components), it may increase the Price for the next Year to pass through the additional Component costs at Patheon’s cost; provided, however, that in the event any proposed increase in the cost of a Component exceeds [***] of the cost for that Component upon which the most recent fee quote was based, and that a change of supplier is mutually agreed between Patheon and Client pursuant to Section 4.2(e), Patheon and Client will use commercially reasonable efforts to locate an equivalent alternative lower cost supplier for the applicable Component. If as a result of both parties’ efforts pursuant to Section 4.2(e) (but not if Patheon is acting alone) Patheon incurs a net decrease (including any rebates or discounts) in Component costs during the Year, the net cost savings will be [***] in accordance with Section 4.2(e) and it will

Manufacturing Services Agreement

decrease the Price for the next Year to pass through the additional Component cost savings allocated to Client (but not those allocated to Patheon). On or about [***] of each Year, Patheon will give Client information about the increase or decrease in Component costs which will be applied to the calculation of the Price for the next Year to reasonably demonstrate that any Price increase or decrease is in compliance with this Section 4.2(b). But Patheon will not be required to give information to Client that is subject to obligations of confidentiality between Patheon and its suppliers.

(c) Pricing Basis. Client acknowledges that the Price in any Year is quoted based upon the Minimum Order Quantity and the Annual Volume specified in Schedule B. The Price is subject to change if the specified Minimum Order Quantity changes or if the Annual Volume is not ordered in a Year. For greater certainty, if Patheon and Client agree that the Minimum Order Quantity will be reduced or the Annual Volume in the lowest tier will not be ordered in a Year whether as a result of a decrease in estimated Annual Volume or otherwise and, as a result of the reduction, Patheon demonstrates to Client that its costs to perform the Manufacturing Services or to acquire the Components for the Product will increase on a per unit basis (including the amount of the increase), then Patheon may increase the Price by an amount sufficient to absorb the documented increased costs. On or before November 30 of each Year, Patheon will give Client a statement setting forth the information to be applied in calculating those cost increases for the next Year. But Patheon will not be required to give information to Client that is subject to obligations of confidentiality between Patheon and its suppliers.

(d) Tier Pricing (if applicable). The pricing in Schedule B is set forth in Annual Volume tiers based upon the Client’s volume forecasts under Section 5.1. The Client will be invoiced during the Year for the unit price set forth in the Annual Volume tier based on the [***] forecast provided in September of the previous Year. Within [***] after the end of each Year or of the termination of the Agreement, Patheon will send Client a reconciliation of the actual volume of Product ordered by the Client during the Year with the pricing tiers. If Client has overpaid during the Year, Patheon will issue a credit to the Client for the amount of the overpayment within [***] after the end of the Year or will issue payment to the Client for the overpayment within [***] after the termination of the Agreement. If Client has underpaid during the Year, Patheon will issue an invoice to the Client under Section 5.5 for the amount of the underpayment within [***] after the end of the Year or termination of the Agreement. If Client disagrees with the reconciliation, the parties will work in good faith to resolve the disagreement amicably. If the parties are unable to resolve the disagreement within [***], the matter will be handled under Section 12.1.

(e) Cost Improvement Program. Patheon and Client agree to work together to develop cost reduction initiatives as part of an overall cost improvement program, provided such program does not involve additional capital or extraordinary costs unless otherwise agreed to by parties in writing. All net cost savings (net of implementation costs) realized from the cost improvement program [***], unless otherwise agreed to by the parties in writing. A "Cost Reduction Initiative" for the purpose of this Agreement will be an initiative that reduces the internal or out-of-pocket costs incurred by a party in connection with the performance of its obligations under this Agreement. It is further agreed by the parties that on-going method improvements developed or adopted by either Client or Patheon independently of the other party(ies), will not be a cost reduction initiative under this section, and there will be no obligation on such party to share the net cost savings realized from such improvement with the other party(ies) to this Agreement.

Manufacturing Services Agreement

(f) For all Price adjustments under this Section 4.2, Patheon will deliver to Client on or before [***] of each Year a revised Schedule B to be effective for Product delivered on or after the first day of the next Year. If in any Year Patheon would have been entitled to increase the Price based on any of the provisions of this Section 4.2 but Patheon did not exercise its right to do so, then at the expiry of any subsequent Year, Patheon will be entitled to make cumulative adjustments as set out in Section 4.2 based on changes during all of the preceding Years since Patheon last adjusted the Price.

4.3 Price Adjustments – Current Year Pricing.

During any Year, the Prices set out in Schedule B will be adjusted as follows:

Extraordinary Increases in Component Costs. If, at any time, market conditions result in Patheon's cost of Components being materially greater than normal forecasted increases, then Patheon will be entitled to adjust the Price for any affected Product to compensate it for the increased Component costs. Changes materially greater than normal forecasted increases will have occurred if: (i) the cost of a Component increases by [***] of the cost for that Component upon which the most recent Price or fee quote was based; or (ii) the aggregate cost for all Components required to manufacture the Product increases by [***] of the total Component costs for the Product upon which the most recent fee quote was based. If Component costs have been previously adjusted to reflect an increase in the cost of one or more Components, the adjustments set out in (i) and (ii) above will operate based on the last cost adjustment for the Components.

For a Price adjustment under this Section 4.3, Patheon will deliver to Client a revised Schedule B and budgetary pricing information, adjusted Component costs, and other documents reasonably sufficient to demonstrate that a Price adjustment is justified. Upon request of Client, Patheon will share the standard prices to be paid by Patheon to its supplier for the Components as stipulated in Patheon’s SAP system, it being understood and agreed that Patheon will have no obligation to deliver any supporting documents that are subject to obligations of confidentiality between Patheon and its suppliers, but Patheon shall use commercially reasonable efforts to minimize the restrictions imposed by such confidentiality obligations on disclosure of supporting documents to Client. The revised Price will be effective for any Product delivered on or after the first day of the month following Client’s receipt of the revised Schedule B.

4.4 Adjustments Due to Technical Changes or Regulatory Authority Requirements.

Amendments to the Specifications or the Quality Agreement requested by Client will be implemented only following a technical and cost review that Patheon will perform at Client’s cost and are subject to Client and Patheon reaching agreement on Price changes required because of the amendment. Amendments to the Specifications, the Quality Agreement, or the Manufacturing Site requested by Patheon will only be implemented following the written approval of Client, the approval not to be unreasonably withheld, conditioned or delayed. If Client accepts a proposed Price change, the proposed change in the Specifications or the Quality Agreement and the associated scope of work will be implemented at Client’s cost, and the Price change will become effective, only for those orders of Product that are manufactured under the revised Specifications. In addition, Client agrees to purchase, at the price paid by Patheon (including all costs incurred by Patheon for the purchase, handling and transport of the Inventory), all Inventory held under the "old" Specifications and purchased or maintained by Patheon in order to fill Firm Orders or under Section 5.2, if the Inventory can no longer be used under the revised Specifications. Patheon will use commercially reasonable efforts to cancel any open purchase orders for Components no

Manufacturing Services Agreement

longer required under any revised Specifications that were placed by Patheon with suppliers in order to fill Firm Orders or under Section 5.2 and if the orders may not be cancelled without penalty, will be assigned to and paid for by Client. Additional payments or price increases may also be required to compensate Patheon for fees and other expenses incurred by Patheon to comply with additional Regulatory Authority requirements which apply to the Manufacturing Services.

4.5 Multi-Country Packaging Requirements.

If Client decides to have Patheon perform Manufacturing Services for the Product for more than one country inside the Territory, then Client will inform Patheon of the packaging requirements for each such country and Patheon will prepare a quotation for consideration by Client of any additional costs for Components (other than Client-Supplied Components) and the changeover fees for the Product destined for each new country. The agreed additional packaging requirements and related packaging costs and change over fees will be set out in a written amendment to this Agreement.

ARTICLE 5

ORDERS, SHIPMENT, INVOICING, PAYMENT

5.1 Orders and Forecasts.

(a) Long Term Forecast. As soon as reasonably practicable following the Effective Date, Client will give Patheon a non-binding [***] forecast of Client’s volume requirements for the Product for each Year during the term of the Agreement (the “Long Term Forecast”). The Long Term Forecast will thereafter be updated [***] during the Initial Term. If Patheon is unable to accommodate any portion of the Long Term Forecast, it will notify Client and the parties will agree on any revisions to the forecast.

(b) Rolling [***] Forecast. As soon as reasonably practicable following the Effective Date, Client will give Patheon a non-binding [***] forecast of the volume of Product that Client expects to order in the first [***] of commercial manufacture of the Product. This forecast will then be updated by Client on or before the tenth day of each month on a rolling forward basis. Client will update the forecast forthwith if it determines that the volumes estimated in the most recent forecast have changed by more than [***]. The most recent [***] forecast will prevail.

(c) Firm Orders. On a rolling basis during the term of this Agreement, Client will issue an updated [***] forecast on or before the [***] of each month. This forecast will start on the first day of the next month. The first [***] of this updated forecast will be considered binding firm orders. Concurrent with the [***] forecast, Client will issue a new firm written order in the form of a purchase order or otherwise (“Firm Order”) by Client to purchase and, when accepted by Patheon, for Patheon to manufacture and deliver the agreed quantity of the Products. The Delivery Date will not be less than [***] following the date that the Firm Order is submitted. Firm Orders submitted to Patheon will specify Client's purchase order number, quantities by Product type, monthly delivery schedule, and any other elements necessary to ensure the timely manufacture and shipment of the Products. The quantities of Products ordered in those written orders will be firm and binding on Client and may not be reduced by Client. Expedited Firm Orders will be subject to additional fees.

(d) Acceptance of Firm Order. Patheon will accept Firm Orders by sending an acknowledgement to Client within [***] of its receipt of the Firm Order. The

Manufacturing Services Agreement

acknowledgement will include, subject to confirmation from the Client, the Delivery Date for the Product ordered. The Delivery Date may be amended by agreement of the parties or as set forth in Section 2.1(f). If Patheon fails to acknowledge receipt of a Firm Order within the [***] period, the Firm Order will be deemed to have been accepted by Patheon.

(e) Cancellation of a Firm Order. If Client cancels a Firm Order, Client will pay Patheon [***] of the Conversion Fee for the Firm Order.

5.2 Zero Volume Forecast.

If Client forecasts zero volume for [***] period during the term of this Agreement (the “Zero Forecast Period”), then Patheon will have the option, at its sole discretion, to provide a [***] notice to Client of Patheon’s intention to terminate this Agreement on a stated day within the Zero Forecast Period. Client thereafter will have [***] to either (i) withdraw the zero forecast and re-submit a reasonable volume forecast, or (ii) negotiate other terms and conditions on which this Agreement will remain in effect. Otherwise, Patheon will have the right to terminate this Agreement at the end of the [***] notice period.

5.3 Reliance by Patheon.

(a) Client understands and acknowledges that Patheon will rely on the Firm Orders and rolling forecasts submitted under Section 5.1(b) in ordering the Components (other than Client-Supplied Components) required to meet the Firm Orders. In addition, Client understands that to ensure an orderly supply of the Components, Patheon may want to purchase the Components in sufficient volumes to meet the production requirements for Products during part or all of the forecasted periods referred to in Section 5.1(b) or to meet the production requirements of any longer period agreed to by Patheon and Client. Accordingly, Client authorizes Patheon to purchase Components to satisfy the Manufacturing Services requirements for Products for the first [***] contemplated in the most recent forecast given by Client under Section 5.1(b). Patheon may make other purchases of Components to meet Manufacturing Services requirements for longer periods if agreed to in writing by the parties. Client will give Patheon written authorization to order Components for any launch quantities of Product requested by Client which will be considered a Firm Order when accepted by Patheon.

(b) Client will reimburse Patheon for the cost of Components ordered by Patheon under Firm Orders or under Section 5.2(a) that are not included in finished Products manufactured for Client within six months after the forecasted month for which the purchases have been made (or for a longer period as the parties may agree) or if the Components have expired or are rendered obsolete due to changes in artwork or applicable regulations during the period (collectively, “Obsolete Stock”). This reimbursement will include Patheon’s cost to purchase (plus a [***] handling fee up to [***] per line item) and destroy the Obsolete Stock; provided, however, that the client will have the option but not the obligation to take title to and possession of all or any portion of such Components by written notice to Patheon, in which case Patheon will cooperate with the Client in the surrender, delivery and transfer of such Components as promptly as is commercially reasonable, with any shipping and related expenses to be borne by the Client. If any non-expired Components are used in Products subsequently manufactured for Client or in third party products manufactured by Patheon, Client will receive credit for any costs of those Components previously paid to Patheon by Client.

(c) If Client fails to take possession or arrange for the destruction of non-expired Components within [***] of purchase or, in the case of the delivery of conforming finished Product not accepted by Client within [***] of manufacture, Client will pay Patheon [***] per pallet per month thereafter for storing the Components or finished Product. Storage fees for Components or Product which contain controlled substances or require refrigeration will be charged at [***] per pallet per month. Storage fees are subject

Manufacturing Services Agreement

to a one pallet minimum charge per month. Patheon may ship finished Product held by it longer than one month to the Client at Client’s expense on [***] written notice to the Client.

5.4 Minimum Orders.

Client may order Manufacturing Services for batches of Products only in multiples of the Minimum Order Quantities as set out in Schedule B.

5.5 Delivery and Shipping.

The Product will be delivered to Client only after it has been manufactured and packaged in accordance with the Specifications. Unless agreed in advance by the Parties in writing, Patheon shall not deliver any Products prior to approval by Patheon’s Quality Assurance department in accordance with the applicable Quality Agreement and Applicable Law. Shipments of Products will be made EXW (INCOTERMS 2010) Patheon’s shipping point unless otherwise mutually agreed. Risk of loss or of damage to Products will remain with Patheon until Patheon loads the Products onto the carrier’s vehicle for shipment at the shipping point at which time risk of loss or damage will transfer to Client. Patheon will, in accordance with Client’s instructions and as agent for Client, at Client’s risk (i) arrange for shipping, including preparing and executing a packing list, so that the Product will be delivered to the delivery address on the delivery date set forth in the applicable Firm Order, with such shipping to be paid by Client and (ii) at Client’s risk and expense, obtain any export license or other official authorization necessary to export the Products. For clarity, the export of a drug product to non-EU countries which do not have a marketing authorization in France is subject to an export declaration to the French Health Authorities (ANSM). The export declaration can be handled by Patheon, this activity is charged [***] per export declaration that is actually shipped (as requested by Client). Client will arrange for insurance (including transit insurance) for the Product at all times from delivery and will select the freight carrier used by Patheon to ship Products and may monitor Patheon’s shipping and freight practices as they pertain to this Agreement. Shipment charges will either be paid by Client directly to the shipping company or by Patheon to the shipping company on Client’s behalf, in which case Client will pay Patheon the cost of shipment together with a handling fee of [***] up to [***] per shipment. Client will be responsible for complying with all applicable export laws and regulations and will pay any applicable export fees or taxes. Products will be packed and transported in accordance with the Specifications. Patheon will use commercially reasonable efforts to ensure that the date that Product is QP batch certified by Patheon will not be more than three months after the date of manufacture (excluding any Product that is the subject of a deviation or any event not solely within Patheon’s control).

5.6 Invoices and Payment.

Invoices will be sent by email to the email address given by Client to Patheon in writing. Invoices will be issued when the Product is manufactured and released by Patheon to the Client. Patheon will also submit to Client, with each shipment of Products, a duplicate copy of the invoice covering the shipment. Patheon will also give Client an invoice covering any Inventory, Bill Back Items or Components which are to be purchased by Client under Section 5.2 of this Agreement. Each invoice will, to the extent applicable, identify Client’s Manufacturing Services purchase order number, Product numbers, names and quantities, unit price, freight charges, and the total amount to be paid by Client. Client will pay all invoices within [***] of the date of confirmed delivery email transmission of the invoice, i.e. confirmed by delivery receipt of the email transmission. If any portion of an invoice is disputed, the Client will pay Patheon for the undisputed amount and the parties will use good faith efforts to reconcile the disputed amount as soon as practicable. Interest on undisputed past due accounts will accrue at [***] per month which is equal to an annual rate of [***].

Manufacturing Services Agreement

5.7 Delays.

Claims for late delivery of Products will be dealt with by reasonable agreement of the parties, it being understood and agreed that Patheon, upon Client’s request, will in any case use all reasonable efforts to remedy any late delivery of Products to be delivered under this Agreement. It is understood and agreed that if the Firm Order is more than [***] late Client may cancel any Firm Order for Products that are not delivered by Patheon in accordance with the agreed timelines, without any payment for such Firm Order being due by Client to Patheon provided that a Firm Order may not be cancelled (i) if any delay is caused by a late or incomplete delivery of Active Material or any related documentation or (ii) if Patheon has commenced performance of the Manufacturing Services relating to the Firm Order. Patheon shall be entitled to invoice any part of a Firm Order that has been delivered in accordance with Section 5.5. Any claim for a late delivery by Patheon will be deemed waived if it has not been presented within [***] of the date of receipt of invoice by Client. Any Firm Orders for Products cancelled pursuant to this Section 5.7 shall count towards Client’s Exclusivity Obligation.

ARTICLE 6

PRODUCT CLAIMS AND RECALLS

6.1 Product Claims.

(a) Product Claims. Client has the right to reject and return, at Patheon’s expense for any Products for which Patheon has responsibility under Section 6.3 (and otherwise at Client’s expense), any portion of any shipment of Products that deviate from the Specifications, cGMPs, or Applicable Laws, without invalidating any remainder of the shipment. Client will visually inspect the Products manufactured by Patheon upon receipt thereof and will give Patheon written notice (a "Deficiency Notice") of all claims for Products that deviate from the Specifications, cGMPs, or Applicable Laws, within [***] after Client’s receipt thereof (or, in the case of any defects not reasonably susceptible to discovery upon receipt of the Product, within [***] after discovery by Client, but not after the expiration date of the Product). Should Client fail to give Patheon the Deficiency Notice within the applicable [***] period, then the delivery will be deemed to have been accepted by Client on the [***] after delivery or discovery, as applicable.

(b) Determination of Deficiency. Upon receipt of a Deficiency Notice, Patheon will have [***] to advise Client by notice in writing that it disagrees with the contents of the Deficiency Notice, if applicable. If Client and Patheon fail to agree within [***] after Patheon's notice to Client as to whether any Products identified in the Deficiency Notice deviate from the Specifications, cGMPs, or Applicable Laws, then the parties will mutually select an independent laboratory to evaluate if the Products deviate from the Specifications, cGMPs, or Applicable Laws. The parties will cause the independent laboratory to conduct its evaluation as promptly as reasonably practicable. This evaluation will be binding on the parties. If the evaluation certifies that any Products deviate from the Specifications, cGMPs, or Applicable Laws, Client may reject those Products in the manner contemplated in this Section 6.1 and Patheon will be responsible for the cost of the evaluation. If the evaluation does not so certify for any of the Products, then Client will be deemed to have accepted delivery of the Products which are deemed to be conforming on the date the evaluation is delivered by the independent laboratory to the parties and Client will be responsible for the cost of the evaluation. With respect to any Products which Patheon agrees are deficient in accordance with the Deficiency Notice, or which are otherwise found to be deficient by the independent laboratory, Client will be entitled to the remedies set forth in Section 6.3(a).

(c) Shortages. Claims for shortages in the amount of Products shipped by Patheon will be dealt with by reasonable agreement of the parties.

Manufacturing Services Agreement

6.2 Product Recalls and Returns.

(a) Records and Notice. Patheon and Client will each maintain records necessary to permit a Recall of any Products delivered to Client or customers of Client. Each party will promptly notify the other by telephone (to be confirmed in writing) of any information which might affect the marketability, safety or effectiveness of the Products or which might result in the Recall or seizure of the Products. Upon receiving this notice or upon this discovery, each party will stop making any further shipments of any Products in its possession or control until a decision has been made whether a Recall or some other corrective action is necessary. The decision to initiate a Recall or to take some other corrective action, if any, will be made and implemented by Client. "Recall" will mean any action (i) by Client to recover title to or possession of quantities of the Products sold or shipped to third parties (including, without limitation, the voluntary withdrawal of Products from the market); or (ii) by any regulatory authorities to detain or destroy any of the Products. Recall will also include any action by either party to refrain from selling or shipping quantities of the Products to third parties which would be subject to a Recall if sold or shipped.

(b) Recalls. If (i) any Regulatory Authority issues a directive, order or, following the issuance of a safety warning or alert about the Product, a written request that any Product be Recalled, (ii) a court of competent jurisdiction orders a Recall, or (iii) Client determines that any Product should be Recalled or that a "Dear Doctor" letter is required relating the restrictions on the use of any Product, Patheon will co-operate as reasonably required by Client, having regard to all applicable laws and regulations.

(c) Product Returns. Client will have the responsibility for handling customer returns of the Products. Patheon will give Client any assistance that Client may reasonably require to handle the returns.

6.3 Patheon’s Responsibility for Defective and Recalled Products.

(a) Defective Product. If Client rejects Products under Section 6.1 and the deviation is determined to have arisen from Patheon’s failure to provide the Manufacturing Services in accordance with the Specifications, cGMPs, or Applicable Laws, Patheon will credit Client’s account for Patheon’s invoice price for the defective Products. If Client previously paid for the defective Products, Patheon will promptly, at Client’s election, either: (i) refund the invoice price for the defective Products; (ii) offset the amount paid against other amounts due to Patheon hereunder; or (iii) replace the Products with conforming Products, (provided that Patheon is able to manufacture replacement Product at the same Manufacturing Site as that of the rejected Products),without Client being liable for payment therefor under Section 3.1, contingent upon the receipt from Client of all Active Materials and Client-Supplied Components required for the manufacture of the replacement Products. Patheon’s responsibility for any loss of Active Materials in defective Product will be captured and calculated in the Active Materials Yield under Section 2.2.

(b) Recalled Product. If a Recall or return results from, or arises out of, a failure by Patheon to perform the Manufacturing Services in accordance with the Specifications, cGMPs, or Applicable Laws, Patheon will be responsible for the documented out-of-pocket expenses of the Recall or return and will promptly, at Client’s election, either: (i) refund the invoice price for such Recalled or returned Products; (ii) offset such Recalled Product Credit Amount against other amounts due to Patheon hereunder; or (iii) use its commercially reasonable efforts to replace such Recalled or returned Products with conforming Products using the next available manufacturing slot without the Client being liable for payment therefore, contingent upon the receipt from Client of all Active Materials and Client-Supplied Components required for the manufacture of the replacement Products. In all other circumstances, Recalls, returns, or other corrective actions will be made at Client's direction, cost and expense. Patheon’s responsibility for any loss of Active Materials in Recalled Product will be captured and calculated in the Active Materials Yield under Section 2.2.

Manufacturing Services Agreement

(c) Except as set forth in Sections 6.3(a) and (b) above and for breaches of its representations and warranties set forth in Section 9.3 below, Patheon will not be liable to Client nor have any responsibility to Client for any deficiencies in, or other liabilities associated with, any Product manufactured by it, (collectively, "Product Claims"). For greater certainty, Patheon will have no obligation for any Product Claims to the extent the Product Claim (i) is caused by deficiencies in the Specifications, the safety, efficacy, or marketability of the Products or any distribution thereof, (ii) results from a defect in a Component that is not reasonably discoverable by Patheon using the test methods set forth in the Specifications, (iii) results from a defect in the Active Materials, Client-Supplied Components or Components supplied by a Client designated additional source that is not reasonably discoverable by Patheon using the test methods set forth in the Specifications, (iv) is caused by actions of Client or third parties occurring after the Product is shipped by Patheon under Section 5.5, (v) is due to packaging design or labelling defects or omissions for which Patheon has no responsibility, (vi) is due to any unascertainable reason despite Patheon having performed the Manufacturing Services in accordance with the Specifications, cGMP’s, and Applicable Laws, or (vii) is due to any other breach by Client of its obligations under this Agreement.

6.4 Disposition of Defective or Recalled Products.

Client will not dispose of any damaged, defective, returned, or Recalled Products for which it intends to assert a claim against Patheon without Patheon’s prior written authorization to do so. Alternatively, Patheon may instruct Client to return the Products to Patheon. Patheon will bear the cost of disposition for any damaged, defective, returned or Recalled Products for which it bears responsibility under Section 6.3, and will promptly reimburse Client for any such costs which may be incurred by Client. In all other circumstances, Client will bear the cost of disposition, including all applicable fees for Manufacturing Services, for any damaged, defective, returned, or Recalled Products. Notwithstanding the foregoing, the Client will have the right at all times to retain a reasonable sample of such Products for its own archival purposes.

6.5 Healthcare Provider or Patient Questions and Complaints.

Client will have the sole responsibility for responding to questions and complaints from its customers. Questions or complaints received by Patheon from Client's customers, healthcare providers or patients will be promptly referred to Client. Patheon will co-operate as reasonably required to allow Client to determine the cause of and resolve any questions and complaints. This assistance will include follow-up investigations, including testing. In addition, Patheon will give Client all agreed upon information that will enable Client to respond properly to questions or complaints about the Products as set forth in the Quality Agreement. Patheon will notify Client promptly and in any event not later than specified in the Quality Agreement after it becomes aware of any adverse event associated with the use of the Products, whether or not determined to be attributable to the Products, and whether or not deemed to be serious or non-serious. Such information will be sent to the Client as set forth in the Quality Agreement. If it is determined that the cause of the complaint or adverse event resulted from a failure by Patheon to perform the Manufacturing Services in accordance with the Specifications, cGMPs, and Applicable Laws, Patheon will bear all costs incurred under this Section 6.5. In all other circumstances, such costs will be borne by Client.

6.6 Sole Remedy.

Except for the indemnity set forth in Section 10.3 and subject to the limitations set forth in Sections 10.1 and 10.2, the remedies described in this Article 6 will be Client’s sole remedy for any failure by Patheon to provide the Manufacturing Services in accordance with the Specifications, cGMPs, and Applicable Laws or for any breach by Patheon of its representations and warranties set forth in Section 9.3.

Manufacturing Services Agreement

ARTICLE 7

CO-OPERATION

7.1 Quarterly Review.

Each party will forthwith upon execution of this Agreement appoint one of its employees to be a relationship manager responsible for liaison between the parties. The relationship managers will meet not less than quarterly to review the current status of the business relationship and manage any issues that have arisen.

7.2 Governmental Agencies.

Subject to Section 7.8, each party may communicate with any governmental agency, including but not limited to governmental agencies responsible for granting Regulatory Approval for the Products, regarding the Products if, in the opinion of that party's counsel, the communication is necessary to comply with the terms of this Agreement or the requirements of any law, governmental order or regulation. Unless, in the reasonable opinion of its counsel, there is a legal prohibition against doing so, a party will permit the other party to accompany and take part in any communications with the agency, and to receive copies of all communications from the agency.

7.3 Records and Accounting by Patheon.

Patheon will keep records of the manufacture, testing, and shipping of the Products, Active Materials, and Components and retain samples of the Products, Active Materials, and Components as are necessary to comply with all Applicable Laws, including manufacturing regulatory requirements applicable to Patheon, the Manufacturing Site, the Products, the Active Materials and/or Components (provided that the requirements applicable to the Products, Active Materials and Components are notified and agreed with Patheon in advance), as well as to assist with resolving Product complaints and other similar investigations. Copies of the records and samples will be retained for one year following the date of Product expiry, or longer if required by law or regulation, following which time Client will be contacted concerning the delivery and destruction of the documents and/or samples of Products. Patheon reserves the right to destroy or return to Client, at Client’s sole expense, any document or samples for which the retention period has expired if Client fails to arrange for destruction or return within [***] of receipt of notice from Patheon. Client is responsible for retaining samples of the Products necessary to comply with the legal/regulatory requirements applicable to Client.

7.4 Inspection.

Client may inspect Patheon reports and records relating to this Agreement during normal business hours and with reasonable advance notice, but a Patheon representative must be present during the inspection.

7.5 Access.

Patheon will give Client reasonable access at agreed times to the areas of the Manufacturing Site in which the Products are manufactured, stored, handled, or shipped to permit Client to verify that the Manufacturing Services are being performed in accordance with the Specifications, cGMPs, and Applicable Laws. But, with the exception of “for-cause” audits, Client will be limited each Year to one cGMP-type audit, lasting no more than [***] days, and involving no more than two auditors. Client may request additional cGMP-type audits, additional audit days, or the participation of additional auditors subject

Manufacturing Services Agreement

to payment to Patheon of a fee of [***] for each additional audit day and [***] per audit day for each additional auditor. The right of access set forth in Sections 7.4 and 7.5 will not include a right to access or inspect Patheon’s financial records. Patheon will support the Pre-Approval Inspection of the FDA (“PAI”) and equivalent regulatory inspection for other jurisdictions (where applicable) and provide a copy of the resulting report. The first PAI is at no cost to Client. Additional PAI or equivalent support will be subject to additional fees.

7.6 Regulatory Inspections.

Patheon will make its internal practices, books and records relating to the manufacture of the Products available and allow access to all facilities used for manufacturing the Products to any Authority having jurisdiction over the manufacture of the Products for the purposes of determining Patheon’s compliance with Applicable Laws, including, but not limited to, cGMPs. Patheon will notify Client by telephone and e-mail within [***] of any proposed or announced inspections, and as soon as possible (but in any case within [***]) after any unannounced inspection, by any Authority relating to the Products. Patheon will provide the Client with a reasonable description in writing of each such inspection promptly (but in no event later than specified in the Quality Agreement) thereafter, and with copies of any Authority-issued inspection observation reports (including, without limitation, form 483s and equivalent forms from other regulatory bodies) and Authority correspondence, purged only of confidential information that is unrelated to the Products. Patheon will also notify Client of receipt of any other form 483’s or warning letters or any other significant regulatory action which Patheon’s quality assurance group determines could impact the regulatory status of the Products. Patheon and Client will cooperate in resolving any concerns with any Authority, and the Client may review Patheon’s responses to any such reports and communications, and Patheon will in its reasonable discretion incorporate into such responses any comments received from the Client. Patheon will also inform the Client of any action taken by any Authority against Patheon or any of its officers or employees which may be reasonably expected to adversely affect the Products or Patheon's ability to supply the Products hereunder within a time period specified in the Quality Agreement.

7.7 Reports.

Patheon will supply on an annual basis all Product data in its control, including release test results, complaint test results, and all investigations (in manufacturing, testing, and storage), that Client reasonably requires in order to complete any filing under any applicable regulatory regime, including any Annual Report that Client is required to file with the FDA. At the Client’s request, Patheon will provide a copy of the Patheon standard Annual Product Review Report to the Client at no additional cost unless otherwise specified in Schedule B. Any additional data or report requested by Client beyond the scope of cGMPs and customary FDA requirements, including Continuous Process Verification data, will be subject to an additional fee to be agreed upon between Patheon and the Client.

7.8 Regulatory Filings.

(a) Regulatory Authority. Client will have the sole responsibility at Client’s expense for filing all documents with all Regulatory Authorities and taking any other actions that may be required for the receipt and/or maintenance of Regulatory Authority approval for the commercial manufacture, distribution and sale of the Products (“Regulatory Approval”) and will provide copies thereof to Patheon on request. Patheon will assist Client, to the extent consistent with Patheon’s obligations under this Agreement, to obtain Regulatory Authority approval for the commercial manufacture, distribution and sale of the Products as quickly as reasonably possible.

Manufacturing Services Agreement

(b) Verification of Data. At least [***] prior to filing any documents with any Regulatory Authority that incorporate data generated by Patheon, Client will give Patheon a copy of the documents incorporating this data to give Patheon the opportunity to verify the accuracy and regulatory validity of those documents as they relate to Patheon generated data; provided, however, that the parties may agree to a shorter time for the review as needed.

(c) Verification of CMC. At least [***] prior to filing with any Regulatory Authority any documentation which is, or is equivalent to, the FDA’s Chemistry and Manufacturing Controls (“CMC”) related to any Marketing Authorization, such as a US New Drug Application, US Abbreviated New Drug Application, US Biologics Licence Application, or EU Marketing Authorisation Application, Client will give Patheon a copy of the CMC as well as all supporting documents which have been relied upon to prepare the CMC. This disclosure will permit Patheon to verify that the CMC accurately describes the validation or scale-up work that Patheon has performed and the manufacturing processes that Patheon will perform under this Agreement. Client will give Patheon copies of all regulatory filings at the time of submission which contain CMC information regarding the Product. Notwithstanding the foregoing, Client may omit from the materials provided to Patheon any CMC documentation and supporting documents which have been previously provided to Patheon by Client and which have not been modified or edited by Client.

(d) Deficiencies. If, in Patheon’s sole discretion, acting reasonably, Patheon determines that any of the information given by Client under clauses (b) and (c) above is inaccurate or deficient in any manner whatsoever (the "Deficiencies"), Patheon will notify Client in writing of the Deficiencies. The parties will work together to have the Deficiencies resolved prior to the date of filing of the relevant application and in any event before any pre-approval inspection or before the Product is placed on the market if a pre-approval inspection is not performed, provided that to the extent of any disagreement concerning the form or content any information or submissions covered by subsections (b) and (c) above, Client will have the final decision-making authority.

(e) Client Responsibility. For clarity, the parties agree that in reviewing the documents referred to in subsections (b) and (c) above, Patheon’s role will be limited to verifying the accuracy of the description of the work undertaken or to be undertaken by Patheon. Subject to the foregoing, Patheon will not assume any responsibility for the accuracy of any application for receipt of an approval by a Regulatory Authority. The Client is solely responsible for the preparation and filing of the application for approval by the Regulatory Authority and any relevant costs will be borne by the Client, excepts as otherwise provided in this Section 7.8.

(f) Inspection by Regulatory Authorities. If Client does not give Patheon the documents requested under subsection (b) and (c) above within the time specified and if Patheon reasonably believes that Patheon’s standing with a Regulatory Authority may be jeopardized, Patheon may, in its sole discretion, delay or postpone any inspection by the Regulatory Authority until Patheon has reviewed the requested documents and is satisfied with their contents.

(g) Pharmacovigilance. Client will be responsible, at its expense, for all pharmacovigilance obligations for the Products pursuant to Applicable Laws. Patheon will promptly provide to Client any information or data which it compiles pursuant to pharmacovigilance obligations or activities as specified in the Quality Agreement.

(h) No Patheon Responsibility. Patheon will not assume any responsibility for the accuracy or cost of any application for Regulatory Approval. If a Regulatory Authority, or other governmental body, requires Patheon to incur fees, costs or activities in relation to the Products which Patheon considers unexpected and extraordinary, then Patheon will notify Client in writing and the parties will discuss in good faith appropriate mutually acceptable actions, including fee/cost sharing, or termination of all or any part of

Manufacturing Services Agreement

this Agreement. Patheon will not be obliged to undertake these activities or to pay for the fees or costs if, in Patheon’s sole discretion, doing so is commercially inadvisable for Patheon.

ARTICLE 8

TERM AND TERMINATION

8.1 Initial Term.

This Agreement will become effective as of the Effective Date and will continue until December 31 of the Year that is five full Years after the Commencement Date (the "Initial Term"), unless terminated earlier by one of the parties in accordance herewith. This Agreement will automatically renew after the Initial Term for successive terms of one Year each (each a “Renewal Term”), unless either party gives written notice to the other party of its intention to terminate this Agreement at least 18 months prior to the end of the Initial Term or 18 months prior to the end of any Renewal Term.

8.2 Termination for Cause.

(a) Either party at its sole option may terminate this Agreement upon written notice where the other party has failed to remedy a material breach of any of its representations, warranties, or other obligations under this Agreement within [***] following receipt of a written notice of the breach from the aggrieved party that expressly states that it is a notice under this Section 8.2(a).

(b) Either party at its sole option may immediately terminate this Agreement upon written notice, but without prior advance notice, to the other party if: (i) the other party is declared insolvent or bankrupt by a court of competent jurisdiction; (ii) a voluntary petition of bankruptcy is filed in any court of competent jurisdiction by the other party; or (iii) this Agreement is assigned by the other party for the benefit of creditors.

(c) Client may terminate this Agreement upon [***] prior written notice if any Authority takes any action, or raises any objection, that prevents Client from importing, exporting, purchasing, or selling the Product. But if this occurs, Patheon and Client must still fulfill all of its obligations under Section 8.3 and 8.4 below and under any Capital Equipment Agreement regarding the Product.

(d) Patheon or Client may terminate this Agreement upon [***] prior written notice if Client or Patheon assigns under Section 13.6 any of its rights under this Agreement to an assignee that is: (i) in the opinion of the non-assigning Party acting reasonably, not a credit worthy substitute for the assigning Party; or (ii) a Patheon or Client Competitor.

8.3 Obligations on Termination.

(a) If this Agreement is completed, expires, or is terminated in whole or in part for any reason, then:

(i) Patheon will cease the manufacture of Products and will terminate any unfilled orders with third parties that Patheon may have previously submitted with respect to Components, to the extent such orders may be terminated or revoked;

Manufacturing Services Agreement

(ii) Client will take delivery of and pay for all undelivered Products that are manufactured and/or packaged under a Firm Order, at the Price in effect at the time the Firm Order was placed;

(iii) Client will purchase, at Patheon's out-of-pocket cost (including all costs incurred by Patheon for the purchase and handling of the Inventory), the Inventory applicable to the Products which was purchased, produced or maintained by Patheon in contemplation of filling Firm Orders or in accordance with Section 5.3 prior to expiration or notice of termination being given;

(iv) Client will satisfy the purchase price payable under Patheon's non-cancellable orders with suppliers of Components, if the orders were made by Patheon in reliance on Firm Orders or in accordance with Section 5.3 and prior to expiration or notice of termination being given; and

(v) Client acknowledges that no Patheon Competitor will be permitted access to the Manufacturing Site; and Client will make commercially reasonable efforts, at its own expense, to remove from Patheon site(s), within [***], all unused Active Material and Client-Supplied Components, all applicable Inventory and Materials (whether current or obsolete), supplies, undelivered Product, chattels, equipment or other moveable property owned by Client, related to the Agreement and located at a Patheon site or that is otherwise under Patheon’s care and control (“Client Property”). If Client fails to remove the Client Property within [***] following the completion, termination, or expiration of the Agreement, Client will pay Patheon [***] per pallet, per month, one pallet minimum (except that Client will pay [***] per pallet, per month, one pallet minimum, for any of the Client Property that contains controlled substances, requires refrigeration or other special storage requirements) thereafter for storing the Client Property and will assume any third party storage charges invoiced to Patheon regarding the Client Property. Patheon will invoice Client for the storage charges as set forth in Section 5.6 of this Agreement.

(b) Any completion, termination or expiration of this Agreement will not affect any outstanding obligations or payments due prior to the completion, termination or expiration, nor will it prejudice any other remedies that the parties may have under this Agreement or any related Capital Equipment Agreement. For greater certainty, completion, termination or expiration of this Agreement for any reason will not affect the obligations and responsibilities of the parties under Articles 10 and 11 and Sections 5.5, 5.6, 8.3, 13.1, 13.2, 13.3 and 13.16, all of which survive any completion, termination or expiration.

8.4 Technology Transfer.

Following termination of this Agreement for any reason, or at Client’s request during a period beginning at least [***] before the end of the term of this Agreement following the Parties’ reasonable conclusion that this Agreement will not be extended after the term of this Agreement, Patheon shall provide assistance to transfer part or all of the Client’s manufacturing process, know-how and analytical testing methodology for the Product to Client or Client’s designee (“Technology Transfer”) to assist Client or its designee to manufacture the Product. Patheon shall also disclose to Client or its designee any Patheon Intellectual Property that has been used by Patheon to perform the Manufacturing Services. For the purposes of such assistance, Patheon shall, upon request of Client

Manufacturing Services Agreement

prepare a written proposal to implement the Technology Transfer, including fees therefore. Client shall pay the agreed fees for any of such Technology Transfer provided by Patheon. No Patheon Competitor will be permitted access to the Manufacturing Site pursuant to this Section.

ARTICLE 9

REPRESENTATIONS, WARRANTIES AND COVENANTS

9.1 Authority.

Each party covenants, represents, and warrants that:

(a) it has the full right and authority to enter into this Agreement and that it is not aware of any impediment that would inhibit its ability to perform its obligations hereunder;

(b) this Agreement has been duly executed and delivered by, and is a legal and valid obligation binding upon such party, subject to the effects of bankruptcy, insolvency, or other laws of general application affecting the enforcement of creditor rights and judicial principles affecting the availability of specific performance and general principles of equity, whether enforceability is considered a proceeding at law or equity; and

(c) the entry into, the execution and delivery of, and the carrying out and other performance of its obligations under this Agreement by such party (i) does not conflict with, or contravene or constitute any default under, any agreement, instrument or understanding, oral or written, to which it is a party, including, but not limited to, its certificate of incorporation or by-laws, and (ii) does not violate Applicable Laws or any judgment, injunction, order or decree of any Authority having jurisdiction over it.

9.2 Client Warranties.

Client covenants, represents, and warrants that:

(a) Non-Infringement.

(i) the Specifications for each of the Products are its or its Affiliate's property and that Client may lawfully disclose the Specifications to Patheon;

(ii) any Client Intellectual Property, used by Patheon in performing the Manufacturing Services according to the Specifications (A) is owned or controlled by Client or its Affiliate, (B) may be lawfully used as directed by Client, and (C) to its knowledge does not infringe and will not infringe any Third Party Rights;

(iii) to the knowledge of Client, the performance of the Manufacturing Services by Patheon for the Product under this Agreement or the use or other disposition of the Product by Patheon as may be required to perform its obligations under this Agreement does not and will not infringe any Third Party Rights;

(iv) to the knowledge of Client, there are no actions or other legal proceedings involving the Client that concerns the infringement of Third Party Rights related to any of the Specifications, or any of the Active Materials and the Components, or

Manufacturing Services Agreement

the sale, use, or other disposition of any Product made in accordance with the Specifications;

(b) Quality and Compliance.

(i) the Specifications for the Product conforms to all applicable cGMPs and Applicable Laws;

(ii) the Products, if labelled and manufactured in accordance with the Specifications and in compliance with applicable cGMPs and Applicable Laws (i) may be lawfully sold and distributed in every jurisdiction in which Client markets the Products, (ii) will be fit for the purpose intended, and (iii) will be safe for human consumption;

(iii) on the date of shipment, the API will conform to the specifications for the API that Client has given to Patheon and that the API will be adequately contained, packaged, and labelled and will conform to the affirmations of fact on the container.

9.3 Patheon Warranties.

Patheon covenants, represents, and warrants that:

(a) it will perform the Manufacturing Services in accordance with the Specifications, cGMPs, and Applicable Laws;

(b) any Patheon Intellectual Property used by Patheon to perform the Manufacturing Services (i) is Patheon’s or its Affiliate's unencumbered property, (ii) may be lawfully used by Patheon, and (iii) does not infringe and will not infringe any Third Party Rights;

(c) it will not in the performance of its obligations under this Agreement use the services of any person it knows is debarred or suspended under 21 U.S.C. §335(a) or (b);

(d) it does not currently have, and it will not hire, as an officer or an employee any person whom it knows has been convicted of a felony under the laws of the United States for conduct relating to the regulation of any drug product under the United States Federal Food, Drug, and Cosmetic Act;

(e) it has and will maintain throughout the term of this Agreement, the expertise, with respect to personnel and equipment, to fulfill the obligations established hereunder, and has obtained all requisite material licenses, authorizations and approvals required by all Authorities to manufacture the Products (excluding the Regulatory Approval);

(f) the Manufacturing Site, all other facilities, all equipment and all personnel to be employed by Patheon in rendering the Manufacturing Services are currently, and will be at the time each batch of Products is produced, qualified in accordance with all Applicable Laws, including, but not limited to, cGMPs;

(g) there are no pending or uncorrected citations or adverse conditions noted in any inspection of the Manufacturing Site or any other facilities to be employed by Patheon in rendering the Manufacturing Services which would cause the Products to be misbranded or adulterated within the meaning of the Act, including, but not limited to, all cGMPs;

Manufacturing Services Agreement

(h) to the knowledge of Patheon, the Patheon Intellectual Property used by Patheon to manufacture the finished Product in accordance with this Agreement does not and will not infringe any Third Party Rights, except to the extent caused or contributed to by any breach of Client’s warranties under Section 9.2(a);

(i) to the knowledge of Patheon, there are no claims against Patheon asserting that any Patheon Intellectual Property to be used for the Manufacturing Services infringes, misappropriates, or violates any Third Party Rights;

(j) all employees, consultants, subcontractors and agents performing services for Patheon hereunder have assigned, or will assign, in writing to Patheon all of their right, title and interest in, to and under any and all Inventions directly relating to the Product; and

(k) all Product manufactured and supplied to the Client under this Agreement will not be, as a result of any failure by Patheon to provide the Manufacturing Services in accordance with the Specifications, cGMPs, or Applicable Laws, adulterated or misbranded within the meaning of the Federal Food, Drug, and Cosmetic Act or other Applicable Laws as of the time that the finished Product is transferred to the carrier at Patheon’s shipping point.

9.4 Permits.

(a) Client will be solely responsible for obtaining or maintaining, on a timely basis, any permits or other regulatory approvals for the Products or the Specifications, including, without limitation, all marketing and post-marketing approvals.

(b) Patheon will maintain at all relevant times all governmental permits, licenses, approval, and authorities required to enable it to lawfully and properly perform the Manufacturing Services.

9.5 No Warranty.

EXCEPT AS SET FORTH IN THIS SECTION 9, NEITHER PARTY MAKES ANY WARRANTY OF ANY KIND, EITHER EXPRESSED OR IMPLIED, BY FACT OR LAW, OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT. PATHEON MAKES NO WARRANTY OR CONDITION OF FITNESS FOR A PARTICULAR PURPOSE NOR ANY WARRANTY OR CONDITION OF MERCHANTABILITY FOR THE PRODUCTS.

ARTICLE 10

REMEDIES AND INDEMNITIES

10.1 Consequential and Other Damages.

Under no circumstances whatsoever will either party be liable to the other in contract, tort, negligence, breach of statutory duty, or otherwise for (i) any (direct or indirect) loss of profits, of production, of anticipated savings, of business, or goodwill or (ii) for any other liability, damage, costs, or expense of any kind incurred by the other party of an indirect or consequential nature, regardless of any notice of the possibility of these damages.

Manufacturing Services Agreement

10.2 Limitation of Liability.

(a) Active Materials. Except as expressly set forth in Section 2.2 and Article 6, under no circumstances will Patheon be responsible for any loss or damage to the Active Materials. Patheon’s maximum responsibility for loss or damage to the Active Materials will not exceed the Maximum Credit Value set forth in Schedule D.

(b) Maximum Liability. Except for any liability arising (i) [***], or (ii) under [***], or (iii) in connection with Section 10.2(c), and subject to Section 10.2(d), Patheon’s maximum aggregate liability to Client in any Year under this Agreement, including, without limitation, any liability arising under Section 6.3(b) relating to the expenses of a Recall or Product return, Sections 2.2 or 10.3 (except as stated above) hereof or resulting from any and all breaches of its representations, warranties, or any other obligations under this Agreement will not exceed [***] of revenues (being payments of the Price) received from Client and its Affiliates or properly invoiced under this Agreement by Patheon during the 12-month period prior to the event giving rise to the applicable claim or set of related claim(s) arising out of the same facts or circumstances.

(c) Defective or Recalled Product. Patheon’s maximum aggregate liability to Client for any obligation to (i) refund, offset or replace any defective Product under Section 6.3(a) or (ii) replace any recalled Product under Section 6.3(b), will not exceed [***] of the Price for the defective or recalled Product as applicable. This Section 10.2(c) will not be subject to Section 10.2(b).

(d) Death, Personal Injury and Fraudulent Misrepresentation. Nothing contained in this Agreement shall act to exclude or limit either party’s liability for (i) personal injury or death caused by the negligence of either party; (ii) fraudulent misrepresentation; or (iii) any acts or omissions for which the governing law prohibits the exclusion or limitation of liability.

10.3 Patheon Indemnity.

Patheon agrees to defend and indemnify Client, its officers, employees, and agents against all losses, damages, costs, claims, demands, judgments and liability to, from and in favour of third parties (other than Affiliates) resulting from, or relating to any claim of personal injury or property damage to the extent that the injury or damage is the result of (i) a failure by Patheon to perform the Manufacturing Services in accordance with the Specifications, cGMPs, and Applicable Laws, or (ii) any other breach of the Agreement by Patheon, including, without limitation, any representation, warranty or covenant contained herein, except to the extent that the losses, damages, costs, claims, demands, judgments, and liability are due to the negligence or wrongful act(s) of Client, its officers, employees, agents, or Affiliates.

10.4 Client Indemnity.

Client agrees to defend and indemnify Patheon, its officers, employees, and agents against all losses, damages, costs, claims, demands, judgments and liability to, from and in favour of third parties (other than Affiliates) resulting from, or relating to any claim of infringement or alleged infringement of any Third Party Rights in the Products, or any portion thereof, or any claim of personal injury or property damage to the extent that the injury or damage is arises other than from (i) a failure by Patheon to perform the Manufacturing Services in accordance with the Specifications, cGMPs, and Applicable Laws, or (ii) any other breach of this Agreement by Patheon, including, without limitation, any representation, warranty or covenant contained herein, except to the extent that the losses, damages, costs, claims, demands, judgments, and liability are due to the negligence or wrongful act(s) of Patheon, its officers, employees, agents, or Affiliates.

Manufacturing Services Agreement

10.5 Indemnification Procedure

If a claim occurs for which a party has an indemnification obligation under Section 10.3 or 10.4, the indemnified party (the “Indemnitee”) will: (a) promptly notify the indemnifying party (the “Indemnitor”) in writing of the claim; (b) use commercially reasonable efforts to mitigate the effects of the claim; (c) reasonably cooperate with the Indemnitor in the defense of the claim; and (d) permit the Indemnitor to control the defense and settlement of the claim, with counsel reasonably satisfactory to the Indemnitee, all at the Indemnitor 's cost and expense. If the Indemnitor assumes the defense of the claim, the Indemnitee may participate in such defense with the Indemnitee’s own counsel who will be retained, at the Indemnitee’s sole cost and expense; provided, however, that neither the Indemnitor nor the Indemnitee will consent to the entry of any judgment or enter into any settlement with respect to the claim without the prior written consent of the other party, which consent will not be unreasonably withheld or delayed. If the Indemnitee withholds consent in respect of a judgment or settlement involving only the payment of money by the Indemnitor and which would not involve any stipulation or admission of liability or result in the Indemnitee becoming subject to injunctive relief or other relief, the Indemnitor will have the right, upon written notice to the Indemnitee within five days after receipt of the Indemnitee’s written denial of consent, to pay to the Indemnitee, or to a trust for its or the applicable third party’s benefit, such amount established by such judgment or settlement in addition to all interest, costs or other charges relating thereto, together with all attorneys’ fees and expenses incurred to such date for which the Indemnitor is obligated under this Agreement, if any, at which time the Indemnitor’s rights and obligations with respect to such claim will cease. The Indemnitor will not be liable for any settlement or other disposition of a claim by the Indemnitee which is reached without the written consent of the Indemnitor.

10.6 Reasonable Allocation of Risk.

This Agreement (including, without limitation, this Article 10) is reasonable and creates a reasonable allocation of risk for the relative profits the parties each expect to derive from the Products. Patheon assumes only a limited degree of risk arising from the manufacture, distribution, and use of the Products because Client has developed and holds the marketing approval for the Products, Client requires Patheon to manufacture and label the Products strictly in accordance with the Specifications, cGMPs and Applicable Law, and Client, not Patheon, is best positioned to inform and advise potential users about the circumstances and manner of use of the Products.

ARTICLE 11

CONFIDENTIALITY

11.1 Confidential Information.

“Confidential Information” means any information disclosed by the Disclosing Party to the Recipient (whether disclosed in oral, written, electronic or visual form) that is non-public, confidential or proprietary including, without limitation, information relating to the Disclosing Party’s patent and trademark applications, process designs, process models, drawings, plans, designs, data, databases and extracts therefrom, formulae, methods, know-how and other intellectual property, its clients or client confidential information, finances, marketing, products and processes and all price quotations, manufacturing or professional services proposals, information relating to composition, proprietary technology, and all other information relating to manufacturing capabilities and operations. In addition, all analyses, compilations, studies, reports or other documents prepared by any party's Representatives containing the Confidential Information will be considered Confidential Information. Samples or materials provided hereunder as well as any and all information derived from the approved analysis of the samples or materials will also constitute Confidential Information. For the purposes of this ARTICLE 11, a party or its Representative receiving

Manufacturing Services Agreement

Confidential Information under this Agreement is a “Recipient,” and a party or its Representative disclosing Confidential Information under this Agreement is the “Disclosing Party.”

11.2 Use of Confidential Information.

The Recipient will use the Confidential Information solely for the purpose of meeting its obligations under this Agreement. The Recipient will keep the Confidential Information strictly confidential and will not disclose the Confidential Information in any manner whatsoever, in whole or in part, other than to those of its Representatives who (i) have a need to know the Confidential Information for the purpose of this Agreement; (ii) have been advised of the confidential nature of the Confidential Information and (iii) have obligations of confidentiality and non-use to the Recipient no less restrictive than those of this Agreement. Recipient will protect the Confidential Information disclosed to it by using all reasonable precautions to prevent the unauthorized disclosure, dissemination or use of the Confidential Information, which precautions will in no event be less than those exercised by Recipient with respect to its own confidential or proprietary Confidential Information of a similar nature.

11.3 Exclusions.

The obligations of confidentiality will not apply to the extent that the information:

(a) is or becomes publicly known through no breach of this Agreement or fault of the Recipient or its Representatives;

(b) is in the Recipient's possession at the time of disclosure by the Disclosing Party other than as a result of the Recipient's breach of any legal obligation;

(c) is or becomes known to the Recipient on a non-confidential basis through disclosure by sources, other than the Disclosing Party, having the legal right to disclose the Confidential Information, provided that the other source is not known by the Recipient to be bound by any obligations (contractual, legal, fiduciary, or otherwise) of confidentiality to the Disclosing Party with respect to the Confidential Information;

(d) is independently developed by the Recipient without use of or reference to the Disclosing Party's Confidential Information as evidenced by Recipient’s written records; or

(e) is expressly authorized for release by the written authorization of the Disclosing Party.

Any combination of information which comprises part of the Confidential Information are not exempt from the obligations of confidentiality merely because individual parts of that Confidential Information were publicly known, in the Recipient’s possession, or received by the Recipient, unless the combination itself was publicly known, in the Recipient’s possession, or received by the Recipient.

11.4 Photographs and Recordings.

Neither party will take any photographs or videos of the other party’s facilities, equipment or processes, nor use any other audio or visual recording equipment (such as camera phones) while at the other party’s facilities, without that party’s express written consent.

Manufacturing Services Agreement

11.5 Permitted Disclosure.

Notwithstanding any other provision of this Agreement, the Recipient may disclose Confidential Information of the Disclosing Party to the extent required, as advised by counsel, in response to a valid order of a court or other governmental body or as required by law, regulation or stock exchange rule. But the Recipient will advise the Disclosing Party in advance of the disclosure to the extent practicable and permissible by the order, law, regulation or stock exchange rule and any other applicable law, will reasonably cooperate with the Disclosing Party, if required, in seeking an appropriate protective order or other remedy, and will otherwise continue to perform its obligations of confidentiality set out herein. If any public disclosure is required by law, the parties will consult concerning the form of announcement prior to the public disclosure being made.

11.6 Marking.

The Disclosing Party agrees to use reasonable efforts to summarize in writing the content of any oral disclosure or other non-tangible disclosure of Confidential Information to the Recipient within [***] of the disclosure, but failure to provide this summary will not affect the nature of the Confidential Information disclosed to the Recipient if the Confidential Information was identified as confidential or proprietary when disclosed orally or in any other non-tangible form.

11.7 Return of Confidential Information.

Upon the written request of the Disclosing Party, the Recipient will promptly return the Confidential Information to the Disclosing Party or, if the Disclosing Party directs, destroy all Confidential Information disclosed in or reduced to tangible form including any copies thereof and any summaries, compilations, analyses or other notes derived from the Confidential Information except for one copy which may be maintained by the Recipient for its records. The retained copy will remain subject to all confidentiality provisions contained in this Agreement.

11.8 Remedies.

The parties acknowledge that monetary damages may not be sufficient to remedy a breach by either party of this Agreement and agree that the non-breaching party will be entitled to seek specific performance, injunctive and/or other equitable relief to prevent breaches of this Agreement and to specifically enforce the provisions hereof in addition to any other remedies available at law or in equity. These remedies will not be the exclusive remedies for breach of this Agreement but will be in addition to any and all other remedies available at law or in equity.

ARTICLE 12

DISPUTE RESOLUTION

12.1 Commercial Disputes.

If any dispute arises out of this Agreement (other than a dispute under Section 6.1(b) or a Technical Dispute, as defined herein), the parties will first try to resolve it amicably. In that regard, any party may send a notice of dispute to the other, and each party will appoint, within [***] from receipt of the notice of dispute, a single representative having full power and authority to resolve the dispute. The representatives will meet as necessary in order to resolve the dispute. If the representatives fail to resolve the matter within [***] from their appointment, or if a party fails to appoint a representative within the [***] period set forth above, the dispute will immediately be referred to the Chief Operating Officer (or another

Manufacturing Services Agreement

officer as he/she may designate) of each party who will meet and discuss as necessary to try to resolve the dispute amicably. Should the parties fail to reach a resolution under this Section 12.1, the dispute will be referred to a court of competent jurisdiction in accordance with Section 13.17.

12.2 Technical Dispute Resolution.

If a dispute arises (other than disputes under Sections 6.1(b) or 12.1) between the parties that is exclusively related to technical aspects of the manufacturing, packaging, labelling, quality control testing, handling, storage, or other activities under this Agreement (a "Technical Dispute"), the parties will make all reasonable efforts to resolve the dispute by amicable negotiations. In that regard, senior representatives of each party will, as soon as possible and in any event no later than [***] after a written request from either party to the other, meet in good faith to resolve any Technical Dispute. If, despite this meeting, the parties are unable to resolve a Technical Dispute within a reasonable time, and in any event within [***] of the written request, the Technical Dispute will, at the request of either party, be referred for determination to an expert in accordance with Schedule E If the parties cannot agree that a dispute is a Technical Dispute, Section 12.1 will prevail. For greater certainty, the parties agree that the release of the Products for sale or distribution under the applicable marketing approval for the Products will not by itself indicate compliance by Patheon with its obligations for the Manufacturing Services and further that nothing in this Agreement (including Schedule E) will remove or limit the authority of the relevant qualified person (as specified by the Quality Agreement) to determine whether the Products are to be released for sale or distribution.

ARTICLE 13

MISCELLANEOUS

13.1 Inventions.

(a) All Inventions and Intellectual Property generated or derived by Patheon while performing the Manufacturing Services, to the extent it is specific to the development, manufacture, use, and sale of Client’s Product or Active Materials that are the subject of the Manufacturing Services, including, but not limited to, any new use, new formulation or any change in the method of producing, testing or storing the Product in each case that are specific to the Product (“Product Inventions”), will be the exclusive Intellectual Property of Client. Patheon shall and hereby does assign to Client all right title and interest in and to the Product Inventions. Patheon will execute such instruments as will be required to evidence or effectuate the Client’s ownership of Product Inventions, and will cooperate upon reasonable request in the prosecution of patents and other Intellectual Property rights related thereto at Client’s cost.

(b) Inventorship of all Inventions and Intellectual Property generated or derived by either party pursuant to this agreement shall be determined in accordance with United States patent law, regardless of where the applicable activities occurred.

(c) Either party will give the other party written notice, as promptly as practicable, of all Inventions which can reasonably be deemed to constitute improvements or other modifications of the Products or processes or technology generated, derived, owned or otherwise controlled by the party during the term of this Agreement.

Manufacturing Services Agreement

13.2 Intellectual Property.

(a) For the term of this Agreement, Client hereby grants to Patheon a non-exclusive, paid-up, royalty-free, non-transferable license of Client’s Intellectual Property which Patheon must use in order to perform the Manufacturing Services.

(b) Patheon hereby grants to Client a perpetual, irrevocable, non-exclusive, paid-up, royalty-free, transferable license (with the right to sublicense) to use the Patheon Intellectual Property used by Patheon to perform the Manufacturing Services to enable Client to manufacture or have manufactured the Product(s).

(c) Subject to Section 13.1, all Client Intellectual Property, including Product Inventions, will be the exclusive property of Client, and all Patheon Intellectual Property will be the exclusive property of Patheon.

(d) Neither party has, nor will it acquire, any interest in any of the other party’s Intellectual Property unless otherwise expressly agreed to in writing. Neither party will use any Intellectual Property of the other party, except as specifically authorized by the other party or as required for the performance of its obligations under this Agreement.

(e) Each party hereby acknowledges that it does not have, and will not acquire any interest in any of the other party’s trademarks or trade names unless otherwise expressly agreed. Each party agrees not to use any trademarks or trade names of the other party, except as specifically authorized by the other party in writing both as to the names or marks which may be used and as to the manner and prominence of use. All goodwill in any trademarks will inure to the benefit of the trademark owner. Client, in its sole discretion, will determine the trademarks and trade names owned or licensed by Client to be used in connection with the Products, including without limitation, the trademarks and trade names which will appear on the labels, packaging, and any promotional or other materials related to the Products. Patheon will use those trademarks and trade names notified by Client to Patheon for use in the labelling and packaging of the Products, and Patheon will use only such notified trademarks and trade names for such purpose. Upon expiration or termination of this Agreement, Patheon will immediately cease using all of Client’s trademarks and trade names.

(f) Each party will be solely responsible for the costs of filing, prosecution, and maintenance of its own Intellectual Property, including trademarks and trademark applications and patents and patent applications.

13.3 Insurance.

Each party will maintain commercial general liability insurance, including blanket contractual liability insurance covering the obligations of that party under this Agreement through the term of this Agreement and for a period of [***] thereafter. This insurance will have policy limits of not less than (i) [***] for each occurrence for personal injury or property damage liability; and (ii) [***] in the aggregate per annum for product and completed operations liability. If requested each party will give the other a certificate of insurance evidencing the above and showing the name of the issuing company, the policy number, the effective date, the expiration date, and the limits of liability. The insurance certificate will further provide for a minimum of 30 days' written notice to the insured of a cancellation of, or material change in, the insurance. If a party is unable to maintain the insurance policies required under this Agreement through no fault of its own, then the party will forthwith notify the other party in writing and the parties will in good faith negotiate appropriate amendments to the insurance provision of this Agreement in order to provide adequate assurances.

Manufacturing Services Agreement

13.4 Independent Contractors.

The parties are independent contractors and this Agreement will not be construed to create between Patheon and Client any other relationship such as, by way of example only, that of employer-employee, principal agent, joint-venturer, co-partners, or any similar relationship, the existence of which is expressly denied by the parties.

13.5 No Waiver.

Either party's failure to require the other party to comply with any provision of this Agreement will not be deemed a waiver of the provision or any other provision of this Agreement, with the exception of Sections 6.1 and 8.2 of this Agreement.

13.6 Assignment.

(a) Patheon may not assign this Agreement or any of its associated rights or obligations without the written consent of Client, this consent not to be unreasonably withheld. But Patheon may arrange for subcontractors to perform specific testing services arising under this Agreement without the consent of Client; provided, however, the Patheon will provide advance notice of the name and function of any such subcontractor. Further it is specifically agreed that Patheon may subcontract any part of the Manufacturing Services under this Agreement to any of its Affiliates. Patheon will remain solely liable to Client for its obligations under this Agreement, and for the obligations of the applicable Affiliate of Patheon under the Quality Agreement, if the Manufacturing Services are subcontracted.

(b) Subject to Section 8.2(d), Client may assign this Agreement or any of its associated rights or obligations without approval from Patheon. But Client will give Patheon prior written notice of any assignment (where and to the extent possible), any assignee will covenant in writing with Patheon to be bound by the terms of this Agreement, and Client will remain liable hereunder. Any partial assignment will be subject to Patheon’s cost review of the assigned Products and Patheon may terminate this Agreement or any assigned part thereof, on [***] prior written notice to Client and the assignee if good faith discussions do not lead to agreement on amended Manufacturing Service fees within a reasonable time.

(c) Despite the foregoing provisions of this Section 13.6, either party may assign this Agreement to any of its Affiliates or to a successor to or purchaser of all or substantially all of its business, but the assignee must execute an agreement with the non-assigning party whereby it agrees to be bound hereunder.

13.7 Force Majeure.

Neither party will be liable for the failure to perform its obligations under this Agreement if the failure is caused by an event beyond that party's reasonable control, including, but not limited to, strikes or other labor disturbances, lockouts, riots, quarantines, communicable disease outbreaks, wars, acts of terrorism, fires, floods, storms, interruption of or delay in transportation, defective equipment, lack of or inability to obtain fuel, power or components, or compliance with any order or regulation of any government entity acting within colour of right (a "Force Majeure Event"). A party claiming a right to excused performance under this Section 13.7 will immediately notify the other party in writing of the extent of its inability to perform, which notice will specify the event beyond its reasonable control that prevents the performance. Neither party will be entitled to rely on a Force Majeure Event to relieve it from an obligation

Manufacturing Services Agreement

to pay money (including any interest for delayed payment) which would otherwise be due and payable under this Agreement.

13.8 Additional Product.

Additional products may be added to this Agreement and the additional products will be governed by the general conditions hereof with any special terms (including, without limitation, price) governed by executed amendments to Schedules A, B, C, and D as applicable.

13.9 Notices.

Any notice, approval, instruction or other written communication required or permitted hereunder will be sufficient if made or given to the other party by personal delivery, by telecopy, facsimile communication, or confirmed receipt email or by sending the same by first class mail, postage prepaid to the respective addresses, telecopy or facsimile numbers or electronic mail addresses set forth below:

If to Client:

Evoke Pharma, Inc.

420 Stevens Ave, Suite 370
Solana Beach, California 92075 USA

Attention: Matt D’Onofrio

Email address:MDOnofrio@EvokePharma.com

If to Patheon:

Patheon UK Limited

Kingfisher Drive

Covingham

Swindon Wiltshire SN3 5BZ

England

Attention: Legal Director

Facsimile No: [***]

Email address: [***]

or to any other addresses, telecopy or facsimile numbers or electronic mail addresses given to the other party in accordance with the terms of this Section 13.9. Notices or written communications made or given by personal delivery, telecopy, facsimile, or electronic mail will be deemed to have been sufficiently made or given when sent (receipt acknowledged), or if mailed, five days after being deposited in the United States, Canada, or European Union mail, postage prepaid or upon receipt, whichever is sooner.

13.10 Severability.

If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, that determination will not impair or affect the validity,

Manufacturing Services Agreement

legality, or enforceability of the remaining provisions, because each provision is separate, severable, and distinct.

13.11 Entire Agreement.

This Agreement, together with the Quality Agreement, constitutes the full, complete, final and integrated agreement between the parties relating to the subject matter hereof and supersedes all previous written or oral negotiations, commitments, agreements, transactions, or understandings concerning the subject matter hereof. Any modification, amendment, or supplement to this Agreement must be in writing and signed by authorized representatives of both parties. In case of conflict, the prevailing order of documents will be this Agreement and the Quality Agreement.

13.12 Other Terms.

No terms, provisions or conditions of any purchase order or other business form or written authorization used by Client or Patheon will have any effect on the rights, duties, or obligations of the parties under or otherwise modify this Agreement, regardless of any failure of Client or Patheon to object to the terms, provisions, or conditions unless the document specifically refers to this Agreement and is signed by both parties.

13.13 No Third Party Benefit or Right.

For greater certainty, nothing in this Agreement will confer or be construed as conferring on any third party any benefit or the right to enforce any express or implied term of this Agreement.

13.14 Execution in Counterparts.

This Agreement may be executed in two or more counterparts, by original, facsimile or “pdf” signature, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

13.15 Use of Client Name.

Patheon will not make any use of Client’s name, trademarks or logo or any variations thereof, alone or with any other word or words, without the prior written consent of Client, which consent will not be unreasonably withheld. Despite this, Client agrees that Patheon may include Client’s name and logo in customer lists or related marketing and promotional material for the purpose of identifying users of Patheon’s Manufacturing Services. Client will have right to disclose name of Patheon as manufacturing partner to regulatory, financial and public investors.

13.16 Taxes.

(a) The Client will bear all taxes, duties, levies and similar charges (and any related interest and penalties) ("Tax" or "Taxes"), however designated, imposed as a result of the provision by the Patheon of Services under this Agreement, except:

(i) any Tax based on net income or gross income that is imposed on Patheon by its jurisdiction of formation or incorporation ("Resident Jurisdiction");

Manufacturing Services Agreement

(ii) any Tax based on net income or gross income that is imposed on Patheon by jurisdictions other than its Resident Jurisdiction if this tax is based on a permanent establishment of Patheon; and

(iii) any Tax that is recoverable by Patheon in the ordinary course of business for purchases made by Patheon in the course of providing its Services, such as Value Added Tax (as more fully defined in subparagraph (d) below), Goods & Services Tax ("GST") and similar taxes.

(b) If the Client is required to bear a tax, duty, levy or similar charge under this Agreement by any state, federal, provincial or foreign government, including, but not limited to, Value Added Tax, the Client will pay the tax, duty, levy or similar charge and any additional amounts to the appropriate taxing authority as are necessary to ensure that the net amounts received by Patheon hereunder after all such payments or withholdings equal the amounts to which Patheon is otherwise entitled under this Agreement as if the tax, duty, levy or similar charge did not exist.

(c) Patheon will not collect an otherwise applicable tax if the Client's purchase is exempt from Patheon's collection of the tax and a valid tax exemption certificate is furnished by the Client to Patheon.

(d) If Section 13.16 (a)(iii) does not apply, any payment due under this Agreement for the provision of Services to the Client by Patheon is exclusive of value added taxes, turnover taxes, sales taxes or similar taxes, including any related interest and penalties (hereinafter all referred to as "VAT"). If any VAT is payable on a Service supplied by Patheon to the Client under this Agreement, this VAT will be added to the invoice amount and will be for the account of (and reimbursable to Patheon by) the Client. If VAT on the supplies of Patheon is payable by the Client under a reverse charge procedure (i.e., shifting of liability, accounting or payment requirement to recipient of supplies), the Client will ensure that Patheon will not effectively be held liable for this VAT by the relevant taxing authorities or other parties. Where applicable, Patheon will use its reasonable commercial efforts to ensure that its invoices to the Client are issued in such a way that these invoices meet the requirements for deduction of input VAT by the Client, if the Client is permitted by law to do so.

(e) Any Tax that Client pays, or is required to pay, but which Client believes should properly be paid by Patheon pursuant hereto may not be offset against sums due by Client to Patheon whether due pursuant to this Agreement or otherwise.

13.17 Governing Law.

This Agreement will be construed and enforced in accordance with the laws of the State of New York, New York, U.S.A. without regard to the application of principles of conflicts of law. In relation to such matters, both Parties shall submit to the exclusive jurisdiction of the state and federal courts located in the State of New York, New York. THE PARTIES EXPRESSLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL IN RESPECT OF ANY MATTER RELATING TO THIS AGREEMENT OR ITS FORMATION. Notwithstanding the foregoing, Patheon and Client agree that either party will be entitled to seek interim relief (injunctive or otherwise) from any court of competent jurisdiction if there is a breach of this Agreement. The UN Convention on Contracts for the International Sale of Goods will not apply to this Agreement.

Manufacturing Services Agreement

[Signature page to follow]

Manufacturing Services Agreement

IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this Agreement as of the Effective Date.

PATHEON UK LIMITED

By: _____________________________

Name: ___________________________

Title: _____________________________

EVOKE PHARMA, INC.

By: _____________________________

Name: David A. Gonyer

Title: President and CEO

Exhibit 10.11

Manufacturing Services Agreement

SCHEDULE A

PRODUCT AND SPECIFICATIONS

Product

[***]

Specifications

[***]

Exhibit 10.11

Manufacturing Services Agreement

SCHEDULE B

ANNUAL VOLUME

[***]

MINIMUM ORDER QUANTITY AND PRICE

[***]

Manufacturing Services Agreement

The following cost items are included in the Price for the Products:

[***]

Manufacturing Services Agreement

The following cost items are not included in the Price for the Products:

[***]

Manufacturing Parameters

[***]

Packaging Parameters

[***]

Testing Conditions

[***]

Manufacturing Services Agreement

SCHEDULE C

ANNUAL STABILITY TESTING [and VALIDATION ACTIVITIES (if applicable)]

[***]

Exhibit 10.11

Manufacturing Services Agreement

SCHEDULE D

ACTIVE MATERIALS

Active Materials	Supplier
[***]	[***]

ACTIVE MATERIALS CREDIT VALUE

The Active Materials Credit Value will be as follows:

PRODUCT	ACTIVE MATERIALS	ACTIVE MATERIALS CREDIT VALUE
[***]	[***]	[***]

MAXIMUM CREDIT VALUE

Patheon's liability for Active Materials calculated in accordance with Section 2.2 of the Agreement in a Year will not exceed, in the aggregate, the maximum credit value set forth below:

PRODUCT	MAXIMUM CREDIT VALUE
[***]	[***]

Exhibit 10.11

Manufacturing Services Agreement

SCHEDULE E

TECHNICAL DISPUTE RESOLUTION

Technical Disputes which cannot be resolved by negotiation as provided in Section 12.2 of the Agreement will be resolved in the following manner:

1. Appointment of Expert. Within [***] after a party requests under Section 12.2 of the Agreement that an expert be appointed to resolve a Technical Dispute, the parties will jointly appoint a mutually acceptable expert with experience and expertise in the subject matter of the dispute. If the parties are unable to so agree within the [***] period, or if there is a disclosure of a conflict by an expert under Paragraph 2 hereof which results in the parties not confirming the appointment of the expert, then an expert (willing to act in that capacity hereunder) will be appointed by an experienced arbitrator on the roster of the American Arbitration Association.

2. Conflicts of Interest. Any person appointed as an expert will be entitled to act and continue to act as an expert even if at the time of his appointment or at any time before he gives his determination, he has or may have some interest or duty which conflicts or may conflict with his appointment if before accepting the appointment (or as soon as practicable after he becomes aware of the conflict or potential conflict) he fully discloses the interest or duty and the parties will, after the disclosure, have confirmed his appointment.

3. Not Arbitrator. No expert will be deemed to be an arbitrator and the provisions of the American Arbitration Act or of any other applicable statute (foreign or domestic) and the law relating to arbitration will not apply to the expert or the expert's determination or the procedure by which the expert reaches his determination under this Schedule E.

4. Procedure. Where an expert is appointed:

(a) Timing. The expert will be so appointed on condition that (i) he promptly fixes a reasonable time and place for receiving representations, submissions or information from the parties and that he issues the authorizations to the parties and any relevant third party for the proper conduct of his determination and any hearing and (ii) he renders his decision (with full reasons) within [***] (or another other date as the parties and the expert may agree) after receipt of all information requested by him under Paragraph 4(b) hereof.

(b) Disclosure of Evidence. The parties undertake one to the other to give to any expert all the evidence and information within their respective possession or control as the expert may reasonably consider necessary for determining the matter before him which they will disclose promptly and in any event within [***] of a written request from the relevant expert to do so.

(c) Advisors. Each party may appoint any counsel, consultants and advisors as it feels appropriate to assist the expert in his determination and so as to present their respective cases so that at all times the parties will co-operate and seek to narrow and limit the issues to be determined.

(d) Appointment of New Expert. If within the time specified in Paragraph 4(a) above the expert will not have rendered a decision in accordance with his appointment, a new expert may (at the request of either party) be appointed and the appointment of the existing expert will

Manufacturing Services Agreement

thereupon cease for the purposes of determining the matter at issue between the parties except if the existing expert renders his decision with full reasons prior to the appointment of the new expert, then this decision will have effect and the proposed appointment of the new expert will be withdrawn.

(e) Final and Binding. The determination of the expert will, except for fraud or manifest error, be final and binding upon the parties.

(f) Costs. Each party will bear its own costs for any matter referred to an expert hereunder and, in the absence of express provision in the Agreement to the contrary, the costs and expenses of the expert will be shared equally by the parties.

For greater certainty, the release of the Products for sale or distribution under the applicable marketing approval for the Products will not by itself indicate compliance by Patheon with its obligations for the Manufacturing Services and further that nothing in this Agreement (including this Schedule E) will remove or limit the authority of the relevant qualified person (as specified by the Quality Agreement) to determine whether the Products are to be released for sale or distribution.

Exhibit 10.11

Manufacturing Services Agreement

SCHEDULE F

QUARTERLY ACTIVE MATERIALS INVENTORY REPORT

TO: EVOKE PHARMA, INC.

FROM: PATHEON UK LIMITED [or applicable Patheon Affiliate]

RE: Active Materials quarterly inventory report under Section 2.2(a) of the Manufacturing Services Agreement dated • (the "Agreement")

Reporting quarter:

Active Materials on hand

at beginning of quarter: kg (A)

Active Materials on hand

at end of quarter: kg (B)

Quantity Received during quarter: kg (C)

Quantity Dispensed during quarter: kg

[***]

Quantity Converted during quarter: kg

(total Active Materials in Products produced

and not rejected, recalled or returned)

Capitalized terms used in this report have the meanings given to the terms in the Agreement.

PATHEON UK LIMITED DATE:

[or applicable Patheon Affiliate]

Per:

Name:

Title:

Exhibit 10.11

Manufacturing Services Agreement

SCHEDULE G

REPORT OF ANNUAL ACTIVE MATERIALS INVENTORY RECONCILIATION

AND CALCULATION OF ACTUAL ANNUAL YIELD

TO: EVOKE PHARMA, INC.

FROM: PATHEON UK LIMITED [or applicable Patheon Affiliate]

RE: Active Materials annual inventory reconciliation report and calculation of Actual Annual Yield under Section 2.2(a) of the Manufacturing Services Agreement dated 31 October, 2017 (the "Agreement")

Reporting Year ending:

Active Materials on hand

at beginning of Year: kg (A)

Active Materials on hand

at end of Year: kg (B)

Quantity Received during Year: kg (C)

Quantity Dispensed during Year: kg (D)

[***]

Quantity Converted during Year: kg (E)

(total Active Materials in Products produced

and not rejected, recalled or returned)

Active Materials Credit Value: EUR / kg (F)

Target Yield: % (G)

Actual Annual Yield: % (H)

[***]

Shortfall: EUR (I)

[***] (if a negative number, insert zero)

Manufacturing Services Agreement

Based on the foregoing reimbursement calculation Patheon will reimburse Client the amount of EUR .

Surplus Credit: EUR (J)

[***]

Based on the foregoing reimbursement calculation Patheon may carry forward one Year a Surplus Credit in the amount of EUR .

Capitalized terms used in this report have the meanings given to the terms in the Agreement.

DATE:

PATHEON UK LIMITED

[or applicable Patheon Affiliate]

Per:

Name:

Title: